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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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GlobalSantaFe Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSantaFe Corporation
15375 Memorial Drive
Houston, Texas 77079-4101

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
Tuesday, May 6, 2003
9:00 a.m. Central Time

GlobalSantaFe Auditorium
15375 Memorial Drive
Houston, Texas

        You are cordially invited to attend the 2003 Annual General Meeting of Shareholders of GlobalSantaFe Corporation to:

  1.
  Elect four directors;

  2.
  Approve the 2003 Long-Term Incentive Plan;

  3.
  Approve an amendment and restatement of the Employee Share Purchase Plan;

  4.
  Ratify the appointment of independent accountants; and

  5.
  Transact other business properly brought before the meeting.

        Shareholders of record at the close of business on March 17, 2003, will be entitled to vote. Your vote is important. Whether you plan to attend or not, I hope you will vote as soon as possible. Owners of record may vote by mailing the enclosed proxy card. Owners of shares held in a GlobalSantaFe 401(k) account may vote by mailing the enclosed voting instructions. Beneficial owners may vote over the Internet, by telephone, or by mailing the enclosed voting instructions. Please review the instructions in the proxy statement and on your proxy card or voting direction form regarding each of these voting options.

ALEXANDER A. KREZEL Vice President, Secretary and Associate General Counsel
Houston, Texas March 31, 2003

YOUR VOTE IS IMPORTANT

        Owners of record may vote by mail. To vote by mail, please sign, date and return the enclosed proxy card in the envelope provided. Owners of shares held in a GlobalSantaFe 401(k) account may vote by mailing the enclosed voting direction form in the envelope provided. Beneficial owners can vote any one of three ways: via the Internet, by telephone, or by mail. For further details on voting via the Internet or by telephone, please refer to the material under the heading Methods of Voting in this proxy statement.

i

GlobalSantaFe Corporation
15375 Memorial Drive
Houston, Texas 77079-4101

PROXY STATEMENT

        This proxy statement and the form of proxy are being mailed beginning approximately on March 31, 2003. GlobalSantaFe's Board of Directors is soliciting proxies for use at the Annual General Meeting of Shareholders to be held on May 6, 2003, and any postponement or adjournment of the meeting.

PROXIES AND VOTING AT THE MEETING

Voting

        Each of your ordinary shares of the Company is entitled to one vote at the Annual General Meeting with respect to each matter to be voted upon. All shares represented at the Annual General Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR the Board of Directors' nominees for directors, FOR approval of the 2003 Long-Term Incentive Plan, FOR approval of the amendment and restatement of the Employee Share Purchase Plan, and FOR approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for fiscal year 2003. If any other matters are properly presented at the Annual General Meeting for action, the proxies will have discretion to vote. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Articles of Association. Therefore, no other matter may be brought before the Annual General Meeting.

Quorum

        At the close of business on March 17, 2003, the record date for the meeting, there were issued and outstanding 233,404,052 ordinary shares, all of one class. If at least a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist.

        Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters but not on others, usually because the broker does not have the authority to do so. A broker non-vote will have no effect on the outcome of any proposal. Votes may be cast in favor of or withheld in the election of directors. Votes withheld will be excluded from the vote. Abstentions on the proposal to approve the 2003 Long-Term Incentive Plan, the proposal to approve the amendment and restatement of the Employee Share Purchase Plan, or the proposal to ratify the appointment of independent auditors will have the effect of a negative vote.

ELECTION OF DIRECTORS

        On November 20, 2001, the Company completed a merger with Global Marine Inc. in which stockholders of Global Marine received 0.665 newly issued ordinary shares of the Company for each share of Global Marine common stock, and Global Marine became a wholly owned subsidiary of the Company. Effective upon the merger, the Company changed its name from "Santa Fe International Corporation" to "GlobalSantaFe Corporation."

        GlobalSantaFe's Board of Directors is divided into three classes. Generally, shareholders elect one class at each annual general meeting to serve three-year terms. Directors elected at the 2003 Annual General Meeting of Shareholders will serve three-year terms to expire in 2006. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The candidates, up to the number of directors to be elected, receiving the highest number of votes cast by shareholders will be elected. If any of the nominees becomes unable or otherwise unavailable to serve, the current Board will designate a substitute nominee to stand for election.

        C. Stedman Garber, Jr. has indicated his intention to retire from his position as President, Chief Executive Officer and a director of the Company as of May 6, 2003, the date of the Annual General Meeting. Jon A. Marshall, currently the Company's Executive Vice President and Chief Operating Officer, will succeed Mr. Garber as President and Chief Executive Officer and will stand for election as a director of the Company at the Annual General Meeting.

        Further information concerning the nominees for election and the other directors appears below.

Nominees For Terms Expiring in 2006

        Thomas W. Cason, 60, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 1995 until November 2001. Mr. Cason owns and manages five equipment dealerships, primarily in support of the agricultural industry. Mr. Cason served as interim President and Chief Operating Officer of Key Tronic Corporation during 1994 and 1995, and was a partner in Hiller Key Tronic Partners, L.P. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated.

        Jon A. Marshall, 51, has served as GlobalSantaFe's Executive Vice President and Chief Operating Officer since November 2001. Previously, he served as Global Marine's Executive Vice President and Chief Operating Officer from 1998 until November 2001. He was President of GlobalSantaFe Drilling Company, a wholly owned subsidiary of the Company, from 1997 to May 1998, and Group Vice President of Global Marine Inc., responsible for worldwide turnkey operations, integrated drilling services, and exploration and production, from 1995 to 1997. Prior to that, Mr. Marshall was President of Challenger Minerals Inc. and of Applied Drilling Technology Inc., which are also wholly-owned subsidiaries of the Company. Mr. Marshall joined Global Marine in 1979.

        Maha A. R. Razzuqi, 46, has served as a director of GlobalSantaFe since 1999. Mrs. Razzuqi is the Kuwait Petroleum Corporation Executive Assistant Managing Director for International Business Development. Mrs. Razzuqi has been associated with Kuwait Petroleum Corporation's international operations since 1996, including service on the Kuwait Foreign Petroleum Exploration Company Board of Directors, and held various management positions in planning and marketing between 1986 and 1996. Mrs. Razzuqi also serves as a director of SFIC Holdings (Cayman), Inc.

        Carroll W. Suggs, 64, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 2000 until November 2001. Mrs. Suggs served until her retirement in September 2001 as the Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. Petroleum Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs serves on the boards of POGO Producing Company and Whitney Holding Company.

        The Board of Directors recommends a vote "FOR" each of the above-named nominees for terms expiring in 2006.

        The members of the Board of Directors who are not subject to election at the 2003 Annual General Meeting are as follows:

Continuing Directors With Terms Expiring in 2005

        Richard L. George, 52, has served as a director of GlobalSantaFe since July 2001. Since 1991, he has been the President and CEO of Suncor Energy Inc., a widely held Canadian integrated oil and gas company. Prior to 1991, Mr. George spent 10 years in the international oil business with Sun Company where he held various positions in project planning, production evaluation, exploration and production. During the last four years of this period, he was Managing Director of Sun Oil Britain Limited in the U.K. Mr. George serves on the Boards of Enbridge Inc. and Dofasco Inc., and he is Chairman of the Board of Directors of the Canadian Council of Chief Executives.

        C. Russell Luigs, 69, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 1977 until November 2001. Mr. Luigs served as the Chairman of the Executive Committee of Global Marine's board of directors from 1999 until November 2001. He was Chairman of the Board of Global Marine from 1982 until 1999, and he was Global Marine's Chief Executive Officer from the time he joined Global Marine in 1977 until 1998. He also served as President of Global Marine from 1977 to 1997. Mr. Luigs is also a director of Petroleum Helicopters, Inc.

        Robert E. Rose, 64, has served as a director of GlobalSantaFe and been the Company's Chairman since November 2001. Prior to November 2001, Mr. Rose served as a director of Global Marine Inc. and as its President and Chief Executive Officer since re-joining Global Marine in 1998 and was Global Marine's Chairman from 1999 to November 2001. He began his professional career with Global Marine Inc. in 1964 and left Global Marine in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore Drilling Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in April 1998 and served as President and Chief Executive Officer of Cardinal Services, Inc. an oil services company, before re-joining Global Marine. Mr. Rose is also a director of Grey Wolf, Inc.

        Stephen J. Solarz, 62, has served as a director of GlobalSantaFe since 1998. Mr. Solarz is president of Solarz Associates, an international consulting firm. He also is the director of the George Washington University Foreign Policy Forum, Vice Chairman of the International Crisis Group, and a Senior Counselor at APCO Worldwide. Mr. Solarz serves on the board of Samsonite and the First Philippine Fund. Mr. Solarz is on the board of the Elliott School of International Affairs at George Washington University and the Brandeis University Center for International Ethics and Justice. Mr. Solarz has served in public office for 24 years, both in the New York Assembly and in the U.S. House of Representatives. As a Congressman, Mr. Solarz served on various committees, including the House Foreign Affairs Committee where he chaired the Subcommittee on Africa and the Subcommittee on Asian and Pacific Affairs.

        Nader H. Sultan, 54, has served as a director of GlobalSantaFe since 1995. Mr. Sultan has been the Chief Executive Officer of Kuwait Petroleum Corporation since 1998. Since 1993, he has also served as Deputy Chairman and Managing Director, Planning and International Operations, of Kuwait Petroleum Corporation. Mr. Sultan also serves as a director of Kuwait Petroleum Corporation and SFIC Holdings (Cayman), Inc.

Continuing Directors With Terms Expiring in 2004

        Ferdinand A. Berger, 64, has served as a director of GlobalSantaFe since 1997. Mr. Berger retired from the Shell Group of Companies at the end of 1996, having served in various management positions in South America, the Middle East and Europe since 1965. Mr. Berger served as a director of Shell International Petroleum Company Limited, with responsibility for overall Shell Group activities in the Middle East, Africa and South Asia, from 1992 until his retirement. He served as Senior Vice President of Shell International Trading Company from 1987 to 1992. He is also a director of Xpronet Inc., a privately owned oil and gas exploration and production company.

        Khaled R. Al-Haroon, 53, has served as a director of GlobalSantaFe since 1998. From September 1998 until September 2001, Mr. Al-Haroon served on the Board of Kuwait Petroleum Corporation as its Managing Director of International Operations and Chairman of KPC Holdings Aruba. He also served as the Chairman—Oils Sector Loss Assessment Committee and was the Deputy Chairman of the Kuwait Petroleum Corporation's Higher Tender Committee until his retirement in 2001. From 1980, Mr. Al-Haroon held various management positions at Kuwait Petroleum Corporation. His career began in 1974 with the International Marketing Group of the Kuwait National Petroleum Company. Currently, Mr. Al-Haroon also serves as a director of SFIC Holdings (Cayman), Inc.

        Edward R. Muller, 51, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 1997 until November 2001. Mr. Muller is a private investor and served as President and Chief Executive Officer of Edison Mission Energy, a wholly-owned subsidiary of Edison International, from 1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. Mr. Muller is also a director of The Keith Companies, Inc.

        Paul J. Powers, 68, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 1995 until November 2001. Mr. Powers retired in 2000 as Chairman of the Board and Chief Executive Officer of Commercial Intertech Corp. Prior to its merger with Parker Hannifin Corporation, Commercial Intertech was a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. Mr. Powers is also a director of York International Corporation, FirstEnergy Corp. and Twin Disc, Inc.

        John Whitmire, 62, has served as a director of GlobalSantaFe since November 2001 and served as a director of Global Marine Inc. from 1999 until November 2001. Mr. Whitmire has served since 1999 as Chairman of the Board of Directors of CONSOL Energy Inc., which is engaged in the production of coal and natural gas for the electric utility industry. Mr. Whitmire was Chairman of the Board and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held various senior management positions including Executive Vice President-Exploration and Production. He was also a member of Phillips' Board of Directors. Mr. Whitmire is presently a director of El Paso Corporation and the National Audubon Society.

Director With Term Expiring in 2003

        C. Stedman Garber, Jr., 59, has served as a director of GlobalSantaFe since 1989. Mr. Garber was employed by Getty Oil Company between 1977 and 1984. Mr. Garber joined Santa Fe International in 1984 as Vice President of Planning and Acquisition and in 1989 was appointed President of Santa Fe Minerals, Inc. one of GlobalSantaFe's former subsidiaries. Mr. Garber was named Executive Vice President and Chief Operating Officer in 1991, was appointed President and Chief Operating Officer of Santa Fe International in 1995 and was appointed Chief Executive Officer in 1998. Mr. Garber serves as director of the American Petroleum Institute and as Chairman of the Executive Committee of the International Association of Drilling Contractors. Mr. Garber also serves as a trustee of the American University in Cairo.

BOARD COMMITTEES

        During 2002, the Board of Directors held five meetings. The Board of Directors has four standing committees. During 2002, each current director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he or she served.

        Audit Committee—The Audit Committee consists of six non-employee directors: Ferdinand A. Berger, Chairman, Thomas W. Cason, Richard L. George, Edward R. Muller, Maha A. R. Razzuqi and Carroll W. Suggs. During 2002, the Audit Committee held 14 meetings. Members of the Committee, the Company's independent accountants, and the head of the Company's internal audit staff attend Committee meetings. In addition, the Audit Committee meets privately with the Company's independent accountants at least once a year. The Report of the Audit Committee, which begins on page 10 of this proxy statement, includes a description of the Committee's function.

        Compensation Committee—The Compensation Committee consists of six non-employee directors: John L. Whitmire, Chairman, Ferdinand A. Berger, Thomas W. Cason, Edward R. Muller, Stephen J. Solarz and Nader H. Sultan. The Compensation Committee establishes remuneration arrangements for executive officers and directors, recommends the adoption of compensation plans in which officers, directors and employees are eligible to participate, grants options and awards under compensation plans, and oversees the Company's employee benefit programs. The Compensation Committee held nine meetings during 2002. A Compensation Committee Report on Executive Compensation begins on page 12 of this proxy statement.

        Nominating and Governance Committee—The Nominating and Governance Committee consists of six directors: Richard L. George, Chairman, Khaled R. Al-Haroon, C. Russell Luigs, Paul J. Powers, Maha A. R. Razzuqi and Carroll W. Suggs. The Committee, which held five meetings during 2002, assists the Board in fulfilling its corporate governance responsibilities. The Committee recommends to the Board nominees for election as directors, recommends to the Board directors to be appointed to each standing committee, evaluates the performance of incumbent directors and officers in determining whether they should be nominated to stand for reelection, and develops and recommends to the Board corporate governance principles and procedures to ensure the Board effectively serves the interests of the shareholders. The Committee also considers qualified nominees recommended by shareholders. Any recommendation for the 2004 election of directors should be submitted in writing to the Committee in care of the Secretary of the Company at 15375 Memorial Drive, Houston, Texas 77079-4101.

        Executive Committee—The Executive Committee consists of six directors: Robert E. Rose, Chairman, C. Stedman Garber, Jr., Khaled R. Al-Haroon, Paul J. Powers, Nader H. Sultan and John L. Whitmire. The Executive Committee has the authority to exercise all the powers and authority of the Board which are delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Committee reviews the Company's annual financial plan, reviews and recommends the Company's dividend policy, recommends to the Board material capital expenditures, share repurchases, acquisitions and financings, reviews the adequacy of funding of the Company's pension obligations, and advises with respect to the Company's external financial relationships. The Executive Committee held four meetings during 2002.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

        Board members who are not salaried employees of the Company receive compensation for Board service. Designees of SFIC Holdings (Cayman), Inc. have informed the Company that they remit all cash compensation to Kuwait Petroleum Corporation, the parent of SFIC Holdings. Directors may defer all or a portion of their cash compensation under a non-employee director deferred compensation plan. Non-employee director compensation includes:

Annual Retainer	$32,000
Annual Retainer (Committee Chairman)	$4,000
Board Attendance Fee (attended in person)	$2,000
Board Attendance Fee (attended by telephone)	$1,000
Committee Attendance Fee (attended in person)	$2,000
Committee Attendance Fee (attended by telephone)	$1,000
Special Assignment Fee	$1,000	per day
Annual Option Grant	8,000	shares*

*
In each year following the year of initial eligibility. Each director receives a stock option grant for the purchase of 10,000 ordinary shares in his or her year of initial eligibility.

Director Options

        Under the Company's 2001 Long-Term Incentive Plan, options to purchase ordinary shares are granted to each director who, as of the date of grant, is not an employee. Each option grant vests in equal installments over two years, has a ten-year term, and has an exercise price equal to the fair market value of the ordinary shares on the date of grant. At present, all of the directors except Messrs. Garber and Rose are eligible non-employee directors.

        Under present practice, a director receives an initial stock option grant for the purchase of 10,000 shares when he or she first achieves eligibility. Former non-employee directors of Global Marine who joined the Company's Board in November 2001 were deemed continuing directors for purposes of initial eligibility under the plan and did not receive an initial 10,000-share grant. Under present practice, a non-employee director receives an annual option grant for the purchase of 8,000 shares on the adjournment date of each annual general meeting of shareholders in each year following the year of his or her initial eligibility. In May 2002, Messrs. Berger, Cason, George, Al-Haroon, Muller, Powers, Solarz, Sultan and Whitmire and Mesdames Razzuqi and Suggs each received an option grant for the purchase of 8,000 shares. Each option granted in May 2002 has a per share exercise price of $35.65. In December 2002, upon first becoming eligible under the plan, Mr. Luigs received an initial option grant for the purchase of 10,000 shares at a per share exercise price of $24.32. The 2001 plan will terminate May 15, 2011, pursuant to its terms. Termination will not affect outstanding options.

Other Arrangements

        Under the terms of an employment agreement first entered into with Global Marine effective May 6, 1999, and which terminated August 31, 2002, Mr. Luigs was employed by the Company at an annual salary equal to the pension benefits and outside director fees he could have received if he had retired from Global Marine as an employee at May 1, 1999, which totalled $413,145. The agreement provided that if the agreement was terminated for reasons other than misconduct harmful to Global Marine, Mr. Luigs would have been entitled to salary and benefit continuation for the remainder of the term. Mr. Luigs retired from the Company effective September 1, 2002, and in connection with his retirement received a gross lump sum payout under the supplemental executive retirement plan in the amount of $5,557,873.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners as of March 17, 2003, of more than 5% of the Company's ordinary shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
Kuwait Petroleum Corporation P.O. Box 26565 13126 Safat, Kuwait	43,500,000	(2)	18.64%
Putnam LLC. d/b/a Putnam Investments One Post Office Square Boston, Massachusetts 02109	16,539,229	(3)	7.09%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	12,652,362	(4)	5.42%

(1)
The percentage indicated is based on the number of issued and outstanding ordinary shares at March 17, 2003.

(2)
The number of shares indicated is based on a statement on Schedule 13G, dated February 13, 2002, which was filed jointly by SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation. SFIC Holdings is a wholly owned subsidiary of Kuwait Petroleum Corporation.

(3)
The number of shares indicated is based on a statement on Schedule 13G, dated February 5, 2003, which was filed jointly by Marsh & McLennan Companies, Inc. ("MMC"), Putnam LLC. ("PI"), Putnam Investment Management, LLC. ("PIM") and The Putnam Advisory Company, LLC. ("PAC"). PI is a wholly owned subsidiary of MMC and wholly owns PIM and PAC, two registered investment advisers. Shares reported as being beneficially owned by MMC and PI consists of shares owned by subsidiaries of PI, which are registered investment advisers. MMC and PI both declare that the filing of the Schedule 13G shall not be deemed an admission of beneficial ownership.

(4)
The number of shares indicated is based on Amendment No. 1 to a statement on Schedule 13G, dated February 14, 2003, which was filed jointly by FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company ("FMRC"). FMR is the parent holding company of certain investment companies and investment advisory and management companies, some of which may also be deemed to be beneficial owners of more than 5% of the Company's ordinary shares by virtue of their interest in some or all of the same shares reported as being beneficially owned by FMR. FMRC, a wholly owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 10,557,397 shares. Edward C. Johnson 3d is Chairman of FMR and Abigail P. Johnson is a director of FMR. Through their ownership of voting stock in FMR and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of March 17, 2003, the beneficial ownership of the Company's ordinary shares by each director and nominee, the executive officers named in the Summary Compensation Table, and, as a group, those persons and all other current executive officers, based on information provided by such persons.

Name	Shares Owned(a)		Right to Acquire(b)	Restricted Shares(c)	Total Shares	Percent of Class(d)
Ferdinand A. Berger	19,000		25,000	0	44,000	—
Thomas W. Cason	2,878		25,945	0	28,823	—
C. Stedman Garber, Jr.	28,579		625,375	37,260	691,214	—
Richard L. George	5,000		14,000	0	19,000	—
Khaled R. Al-Haroon	0		23,000	0	23,000	—
Roger B. Hunt	8,895		163,817	10,500	183,212	—
C. Russell Luigs	398,901		402,962	0	801,863	—
Jon A. Marshall	143,587		500,813	15,825	660,225	—
Seals M. McCarty	6,756		152,884	0	159,640	—
Edward R. Muller	1,546		17,955	0	19,501	—
Paul J. Powers	1,881		19,295	0	21,176	—
W. Matt Ralls	35,126		220,663	11,169	266,958	—
Maha A. R. Razzuqi	0		24,000	0	24,000	—
Robert E. Rose	91,270		817,796	202,921	1,111,987	—
Stephen J. Solarz	0		17,333	0	17,333	—
Carroll W. Suggs	1,216		15,970	0	17,186	—
Nader H. Sultan	0	(e)	25,000	0	25,000	—
Douglas K. Vrooman	59,812		272,691	8,900	341,403	—
John L. Whitmire	4,208		14,640	0	18,848	—
All of the above and other executive officers as a group (23 persons)	959,877	(e)	3,951,909	315,002	5,226,788	2.20%

(a)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Includes shares attributable to accounts under the Company's 401(k) plans at March 17, 2003, as follows: Mr. Luigs, 23,776; Mr. Marshall, 4,646; Mr. McCarty, 414; and the group, 44,045.

(b)
Shares that may be acquired within sixty days of March 17, 2003, through the exercise of non-employee director stock options or employee stock options.

(c)
Shares are subject to a vesting schedule, forfeiture risk and other restrictions.

(d)
As of March 17, 2003, no director or executive officer owned more than one percent of the ordinary shares outstanding.

(e)
Does not include 43,500,000 shares over which Mr. Sultan has the authority to cast votes on behalf of SFIC Holdings (Cayman), Inc. at the Annual General Meeting. Mr. Sultan disclaims beneficial ownership of the 43,500,000 shares.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the current independence and experience requirements of the New York Stock Exchange as determined by the Board of Directors, has furnished the following report:

        The Audit Committee assists the Company's Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's programs for compliance with its business conduct and conflict of interest policies as established by management and the Board. In addition, the Committee (i) subject to appointment by the full Board and ratification by the shareholders, recommends a firm of certified public accountants to perform the annual independent audit of the Company's financial statements and issue a report thereon, (ii) approves the nature of and the fees for the professional audit services provided by the independent accountants prior to the performance of such services, and (iii) reviews the scope of work and the reported results of the Company's internal auditors.

        The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends changes to the Board for approval.

        As part of fulfilling its responsibilities for overseeing management's conduct of the Company's financial reporting process for fiscal year 2002, the Audit Committee:

  •
  Received management's representation that the Company's consolidated financial statements for the fiscal year ended December 31, 2002, were prepared in accordance with generally accepted accounting principles;

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002, with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent certified public accountants;

  •
  Discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from PwC regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also discussed PwC's independence with PwC.

In addition, the Audit Committee considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's reviews, discussions and other actions outlined above, and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

        The aggregate fees billed for the professional services of the Company's independent auditors for the fiscal years ended December 31, 2002 and 2001, were as follows:

	2002	2001
Audit Fees(1)	$885,312	$616,655
Audit-Related Fees(2)	$53,500	$50,000
Tax Fees(3)	$441,824	$1,407,353
All Other Fees(4)	$45,624	$12,000

(1)
Audit Fees for 2002 include $164,812 for subsidiary statutory audit services, $50,000 for comfort letters and consents for various Securities and Exchange Commission filings and $12,000 for an OPA 90 attestation. For 2001, Audit Fees do not include Audit Fees paid to Ernst & Young LLP for its review of the financial statements included in the Company's quarterly reports on Form 10-Q and for audit work related to the Company's 2001 annual financial statements in the amount of $370,000. Audit Fees for 2001 include $125,000 in PwC fees incurred subsequent to the mailing of 2002 proxy statement, $102,000 for comfort letters and consents for various Securities and Exchange Commission filings related to the merger, $92,655 for subsidiary statutory audit services and $9,000 for an OPA 90 attestation.

(2)
Audit-Related Fees are comprised of employee benefit plan audit services.

(3)
For 2002, Tax Fees include $305,005 for services related to the defense and settlement of audits by foreign taxing authorities, $95,580 for tax compliance, $27,418 for tax planning and $13,821 related to the transition of non-audit services from PwC. For 2001, such fees included $762,688 for tax planning, $326,310 for tax compliance and $318,356 for services related to the defense and settlement of audits by foreign taxing authorities.

(4)
All Other Fees for 2002 includes $22,891 in fees related to general accounting issue consultation and $22,733 related to the purchase of a license for a software program. For 2001, such fees are comprised of $12,000 general accounting issue consultation.

        Ernst & Young LLP served as the independent certified public accountants for the Santa Fe International and its subsidiaries prior to the merger with Global Marine. PwC served as the independent certified public accountants for Global Marine and its subsidiaries prior to the merger and for the GlobalSantaFe and its subsidiaries after the merger. See "Ratification of Appointment of Independent Accountants." The Audit Committee determined that the provision of the non-audit services covered in "Audit-Related Fees", "Tax Fees", and "All Other Fees" above was compatible with maintaining the independence of PwC.

Ferdinand A. Berger, Chairman Richard L. George Maha A. R. Razzuqi	Thomas W. Cason Edward R. Muller Carroll W. Suggs

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee is responsible for determining the compensation of our executive officers, including the named executive officers other than the Chairman of the Board and the Chief Executive Officer. The Committee recommends to the full Board the compensation of the Chairman of the Board and the Chief Executive Officer. In making its determinations and recommendations, the Compensation Committee relies upon input from independent compensation consultants from time to time. Nine compensation committee meetings were held during 2002.

Compensation Philosophy

        Our executive compensation program reflects the philosophy that executives' rewards should be structured to closely align their interests with those of our shareholders. The program emphasizes pay-for-performance and stock-based incentives and extends these concepts beyond the executive officers to other employees in the interests of motivation, teamwork and fairness. Annual operating cash flow and return on net asset value (RONAV) were the 2002 measures of short-term financial success, and 2002 performance was rewarded through bonuses granted under the Management Incentive Award Plan (MIAP). Shareholder value (as indicated by stock price appreciation) is the Company's primary long-term performance measure and generally is rewarded through stock options and, for 2002, through performance-based restricted unit awards. Grants of restricted stock are also made periodically for special recognition, retention and recruiting purposes.

        Compensation surveys of external competitiveness are used in assessing reasonableness of compensation. Company and individual performance are also considered in determining individual pay amounts. The primary competitive market, considered to be offshore drilling companies, oil and gas companies, and energy services companies of similar market value, size, operating complexity and growth potential, is taken into consideration so that the Company can compete for the best talent in the energy industry. This competitive market includes a peer group of companies similar to the offshore drilling peer group named in the Cumulative Total Shareholder Return section of this proxy statement. The competitive market also includes energy companies not included in that section since the competition for executive talent is not limited to offshore drilling companies and the number of offshore drilling companies represents too small a sample size for reasonable comparisons.

Program Overview

        The elements of our executive compensation program in 2002 consisted of (a) base salaries, (b) annual cash incentive payments under the MIAP, (c) stock options, (d) performance-based restricted unit awards, and (e) employee benefits. The mix of compensation for executive officers is weighted more heavily toward performance-based incentives rather than base salaries as an executive officer's responsibility increases.

Base Salaries

        The base salaries for executive officers, including the named executive officers, are reviewed annually and periodically adjusted to reflect the competitive market and individual responsibilities, experience, leadership and contributions to our success. In February 2002, the Committee reviewed the named executives' base salaries. In light of each executive's position versus the competitive market, the increase in the scope of the job given the merger of the Santa Fe International with Global Marine, and an evaluation of each executive's performance, the Committee determined that base salaries should be increased for 2002. The Committee awarded base salary increases, and market adjustments where needed, to the named executives, other than Messrs. Ralls and Vrooman, ranging from 8.0% to 32.1%. Messrs. Ralls and Vrooman received base salary adjustments in January 2002 based on the Company's standard merit increase. The Compensation Committee believes that the 2002 base salaries for each of the named executive officers were generally in the median range for comparable positions in the competitive market at the time of the review.

Annual Incentives

        The MIAP is a goal-driven plan that was adopted by the Committee in February 2002 and gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as percentages of the participants' base salaries. To earn the full target awards, 100% of the goals must be achieved. The target award levels range from 35% of base salary for the lowest eligible participant to 100% for the Chief Executive Officer. MIAP awards can increase to up to twice the targeted percentage or decrease to zero depending on actual performance. The target annual incentives, when combined with base salaries, position the executives to earn approximately median total annual compensation when compared to the competitive market. The upper range of potential award values provides the opportunity for executives to earn total annual cash compensation at the 75th percentile of the competitive market when performance warrants.

        MIAP awards for each of the named executive officers were determined based on company-wide annual financial performance (making up 80% of the total incentive value) and annual strategic and individual performance (making up 20% of the total incentive value). Goals for both components are set at the beginning of the year and agreed to by the Compensation Committee. Company financial performance measures for 2002 were operating cash flow and RONAV, which were weighted 70% and 30%, respectively. The goal for operating cash flow was based on an internal business plan projection. The goal for RONAV was based on relative performance versus industry peers, with a 75th-percentile return required to earn a target pay out. Strategic and individual goals were set for each participant. Strategic and individual goals are evaluated by the Compensation Committee at the end of the year. Awards related to the achievement of strategic and individual awards cannot exceed the percentage of target value achieved under the financial goals.

        For 2002, the Company performed at 53% of its operating cash flow goal and at the 87th percentile of its peer group in RONAV, earning 180% of its RONAV goal. Each of the named executive officers was also evaluated on the achievement of his strategic and individual goals. Based on this performance, in March 2003, the Company paid out bonuses for 2002 performance to the named executive officers that ranged from 83% to 89% of their target bonuses.

Long-term Incentives—Stock Options and Performance-Based Restricted Stock Awards

        Stock options were granted to executives and other option eligible employees in March 2002. When determining the size of individual option awards for the annual grant, the Compensation Committee begins by establishing a total pool of shares that is competitive with the total shares granted by industry peers in relation to total ordinary shares outstanding. The Compensation Committee next allocates a percentage of the pool to each of the named executive officers that is consistent with individual allocations of total shares granted to comparable positions at the peer companies. Individual grants are then varied above and below the initial allocations based on the Compensation Committee's evaluation of individual performance, past grant history and other relevant factors. The Compensation Committee intends to utilize a similar methodology for granting stock options in future years to provide key employees with competitive long-term incentive compensation opportunities, without creating excessive potential share dilution.

        In March 2002, the Compensation Committee granted certain executive officers the conditional right to receive performance-based restricted units at the end of 2002, each unit representing an ordinary share of the Company. A target number of restricted units was established for each executive, with the ability for the executive to earn from zero to two times the target number of units based on the Company's performance against goals set forth in the MIAP for 2002. Once the numbers of performance based restricted units were determined as of the end of 2002, the units were granted and all of the units will vest at the end of 2005, assuming the executive remains in the employ of or retires from the Company. At the end of 2002, the Company granted 81% of the total target number of performance-based restricted units based on 2002 performance against the goals set forth in the MIAP.

Chief Executive Officer Compensation

        In February 2002, the Compensation Committee increased Mr. Garber's base salary from $575,000 to $725,000, which represented a 28.6% market adjustment given the increase in the scope of the job related to the merger of the Company with Global Marine. The Compensation Committee believed that Mr. Garber's base salary approximated the median for comparable positions in the Company's competitive market at the time of the increase. In March 2002, Mr. Garber was awarded options to purchase 210,000 ordinary shares and the conditional right to receive 45,000 performance-based restricted units. At the end of 2002, 37,260 performance-based restricted units (83% of target number) were granted to Mr. Garber based on 2002 performance against the goals set forth in the MIAP. The units will vest at the end of 2005 assuming Mr. Garber remains in the employ of or retires from the Company. In March 2003, Mr. Garber was granted an annual incentive award under the MIAP of $600,000 for 2002 performance, reflecting the Company's financial performance for the year and his leadership in accomplishing strategic and individual objectives, including his leadership in integrating the combined companies following the merger with Global Marine. The 2002 award represents 83% of his targeted award.

Policy Regarding Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility to public companies for compensation in excess of $1 million paid to a company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. The Compensation Committee's intent is to structure compensation awards that will be deductible without limitation where doing so will further the purposes of the Company's executive compensation programs. The Compensation Committee also considers it important to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company's success and result in a gain to the Company that would outweigh the limited negative tax effect.

        The Compensation Committee believes that stock options granted under the Company's employee stock option plans would qualify as performance-based compensation. The Compensation Committee determined, however, not to qualify annual incentive awards under the MIAP as performance-based compensation qualifying for exemption under Section 162(m).

John L. Whitmire, Chairman Ferdinand A. Berger Thomas W. Cason	Edward R. Muller Stephen J. Solarz Nader H. Sultan

EXECUTIVE COMPENSATION

        The following table provides information as to the compensation of the chief executive officer and the four other most highly compensated officers for each of the years ended December 31, 2002, 2001 and 2000. Seals M. McCarty, who served as an executive officer during part of the year ended December 31, 2002, is also included based on compensation earned in 2002. Compensation paid by Global Marine prior to the merger is not included in the table.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation						Awards(3)
Name and Principal Position	Year	Salary ($)		Bonus(1) ($)		Other Annual Compensation(2) ($)		Restricted Stock Award(4) ($)		Securities Underlying Options(5) (#)	All Other Compensation(6) ($)
C. Stedman Garber, Jr.(7) President and Chief Executive Officer	2002 2001 2000	$ $ $	725,020 575,000 550,000	$ $ $	600,000 500,000 361,000	$ $ $	352,813 0 0	$ $ $	906,163 0 0	210,000 313,175 150,000	$ $ $	19,854 51,475 49,226
Robert E. Rose(8) Chairman of the Board	2002 2001	$ $	675,000 78,125	$ $	600,000 400,000	$ $	0 0	$ $	891,839 0	192,500 0	$ $	16,850 1,815
Jon A. Marshall(9) Executive Vice President and Chief Operating Officer	2002 2001	$ $	410,004 46,125	$ $	225,000 270,000	$ $	0 0	$ $	384,864 0	87,500 0	$ $	12,883 1,327
W. Matt Ralls(10) Senior Vice President and Chief Financial Officer	2002 2001	$ $	312,510 35,500	$ $	155,000 250,000	$ $	0 0	$ $	271,630 0	59,500 0	$ $	12,787 1,432
Douglas K. Vrooman(11) President, Applied Drilling Technology Inc.	2002 2001	$ $	265,008 32,375	$ $	185,000 150,000	$ $	0 0	$ $	216,448 0	50,000 0	$ $	12,709 1,432
Seals M. McCarty(12) Executive Vice President, Finance and Administration	2002 2001 2000	$ $ $	350,009 265,000 250,000	$ $ $	100,000 243,000 125,000	$ $ $	112,106 0 0	$ $ $	0 0 0	70,000 90,000 52,800	$ $ $	14,863 18,061 16,485

(1)
Bonuses based on service during and included in the table for each year were awarded and paid in the following year. Bonuses based on 2001 service include an annual bonus paid under the Company's annual bonus plans and a special recognition award paid to the named executive officers, other than Messrs. Garber and Rose, related to services performed in connection with the merger with Global Marine. Of the bonus amounts earned in 2001 and paid in 2002, Mr. Garber elected to defer $100,000 and Mr. Marshall elected to defer $170,000 under the Company's deferred compensation plan. Mr. Marshall also elected to defer $210,000 of salary for 2002 under the deferred compensation plan. Participants may elect to defer all or a portion of the annual bonus and salary above the qualified limit for deferred compensation. Deferred amounts are held in trust and invested at the election of the participant in the same range of investment options (other than Company ordinary shares) offered in the 401(k) Plan. After the deferred period, a participant receives the deferred compensation plus earnings thereon in a lump sum or in a series of annual payments over a period not to exceed ten years.

(2)
The amounts shown for Messrs. Garber and McCarty include reimbursement of moving expenses (Mr. Garber, $324,798; and Mr. McCarty, $103,598), tax reimbursements, financial counseling fees, and club memberships.

(3)
The merger with Global Marine constituted a change in control under restricted ordinary share grants to certain officers in connection with the Company's initial public offering in 1997. As a result, effective upon the merger, such restricted ordinary shares vested. All of the restricted shares had been scheduled to vest in full five years following the date of grant. The number of shares which vested on November 20, 2001, for each named executive officer was: Mr. Garber, 19,800; Mr. Rose, 0; Mr. Marshall, 0; Mr. Ralls, 0; Mr. Vrooman, 0; and Mr. McCarty, 3,500. The 2001 year-end value of such shares for each named executive officer was: Mr. Garber, $564,696; Mr. Rose, $0; Mr. Marshall, $0; Mr. Ralls, $0; Mr. Vrooman, $0; and Mr. McCarty, $99,820.

(4)
Dollar value is based on the year-end closing price of December 31, 2002, the date the award was granted. Shares vest in full three years from the date of grant.

(5)
Expressed in terms of the number of ordinary shares of the Company underlying options granted during the years indicated.

(6)
Amounts for 2002 represent (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) plan (Mr. Garber, $12,000; Mr. Rose, $11,000; Mr. Marshall, $11,000; Mr. Ralls, $11,000; Mr. Vrooman, $11,000; and Mr. McCarty, $12,000); plus (b) insurance premiums paid by the Company with respect to executive life insurance and group term life insurance for the benefit of the named executive officers (Mr. Garber, $7,854; Mr. Rose, $5,850; Mr. Marshall, $1,883; Mr. Ralls, $1,787; Mr. Vrooman, $1,709; and Mr. McCarty, $2,863).

(7)
Mr. Garber has indicated his intention to retire as President and Chief Executive Officer. In connection with his retirement as an officer and director, Mr. Garber and the Company have agreed to certain terms regarding his employment. See "Employment Agreements and Termination Arrangements."

(8)
Mr. Rose, who became an executive officer following the completion of the Global Marine merger on November 20, 2001, is employed under an agreement with the Company. See "Employment Agreements and Termination Arrangements." Previously he was employed by Global Marine, and amounts set forth in the table above exclude amounts paid prior to the merger or accrued under the terms of the merger agreement. The excluded amounts include the $3,231,900 value of a performance stock payout at the time of the merger under Global Marine's stock option and incentive plan and 166,250 restricted ordinary shares (as adjusted for the merger ratio) received pursuant to a grant by Global Marine with a grant date value of $3,474,625.

(9)
Mr. Marshall became an executive officer following the completion of the Global Marine merger on November 20, 2001. Previously he was employed by Global Marine, and amounts set forth in the table above exclude amounts paid prior to the merger or accrued under the terms of the merger agreement. The excluded amounts include the $1,723,680 value of a performance stock payout at the time of the merger under Global Marine's stock option and incentive plan.

(10)
Mr. Ralls, who became an executive officer following the completion of the Global Marine merger on November 20, 2001, is employed under an agreement with the Company. See "Employment Agreements and Termination Arrangements." Previously he was employed by Global Marine, and amounts set forth in the table above exclude amounts paid prior to the merger or accrued under the terms of the merger agreement. The excluded amounts include the $1,077,300 value of a performance stock payout at the time of the merger under Global Marine's stock option and incentive plan.

(11)
Mr. Vrooman became an executive officer following the completion of the Global Marine merger on November 20, 2001. Previously he was employed by Applied Drilling Technology Inc., a subsidiary of Global Marine, and amounts set forth in the table above exclude amounts paid prior to the merger or accrued under the terms of the merger agreement. The excluded amounts include the $861,840 value of a performance stock payout at the time of the merger under Global Marine's stock option and incentive plan.

(12)
Mr. McCarty served as Executive Vice President, Finance and Administration until August 21, 2002. Mr. McCarty continues as an employee of the Company. Upon termination of his service to the Company, Mr. McCarty will be entitled to a severance payment in the amount of $1,152,750 pursuant to the terms of his severance agreement. See "Employment Agreements and Termination Arrangements."

Employee Share Purchase Plan

        All employees, including the named executive officers, may participate in the Company's share purchase plan. Participants may contribute no more than 10% of their eligible compensation, provided this amount does not exceed the limitation specified in Section 423(b) of the Internal Revenue Code. The purchase price for the ordinary shares purchased under the plan is 85% of the fair market value of the ordinary shares on January 1 or December 31 of the plan year, whichever is less. Generally, participants pay the purchase price for the shares through payroll deductions made ratably throughout the year. For a description of the proposal to increase the authorized shares under the plan and approve other amendments, see "Approval of Amendment and Restatement of the Employee Share Purchase Plan."

OPTION GRANTS IN 2002

Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(2)
	Number of Shares Underlying Options Granted(1) (#)	Percent of Total Options Granted to Employees in 2002
Name			Exercise or Base Price ($ per share)	Expiration Date		5% ($)	10% ($)
C. S. Garber	210,000	4.86%	$29.85	03-04-2012		$3,942,226	$9,990,375
R. E. Rose	192,500	4.46%	$29.85	03-04-2012		$3,613,707	$9,157,843
J. A. Marshall	87,500	2.03%	$29.85	03-04-2012		$1,642,594	$4,162,656
W. M. Ralls	59,500	1.38%	$29.85	03-04-2012		$1,116,964	$2,830,606
D. K. Vrooman	50,000	1.16%	$29.85	03-04-2012		$938,625	$2,378,661
S. M. McCarty	70,000	1.62%	$29.85	03-04-2012	(3)	$1,314,075	$3,330,125

(1)
All options granted to the named officers were granted on March 4, 2002. All options were granted at exercise prices equal to the closing price of the ordinary shares on the date of grant. Each option vests in equal annual installments over three years, on the first, second and third anniversaries of the date of grant. The right to exercise unexercised options is subject to acceleration in certain circumstances including a change in control as described under "Employment Agreements and Termination Arrangements," below, and upon death, disability and certain non-cause terminations of employment. Options shown in the table are not transferable except by will or the laws of descent and distribution, or to family members, trusts and partnerships.

(2)
These amounts represent certain arbitrarily assumed rates of annual compound share price appreciation from the date of grant over the full ten-year term of the option. Actual gains, if any, on option exercises or share holdings are dependent on the future performance of the ordinary shares. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
This would have been the normal expiration date of the options granted to Mr. McCarty in 2002. Pursuant to the terms of the options, the options expired upon termination of Mr. McCarty's active employment with the Company on August 21, 2002.

AGGREGATED OPTION EXERCISES IN 2002
AND YEAR-END OPTION VALUES

	Number of Shares Underlying Options Exercised (#)		Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the- Money Options at Year-End(2) ($)
Name		Value Realized(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. S. Garber	0	$0	555,375	510,000	$2,393,289	$1,026,000
R. E. Rose	0	$0	753,629	192,500	$3,182,025	$0
J. A. Marshall	37,560	$1,152,737	493,812	87,500	$3,132,104	$0
W. M. Ralls	0	$0	200,829	59,500	$636,392	$0
D. K. Vrooman	0	$0	272,691	33,333	$1,266,137	$0
S. M. McCarty	10,000	$184,065	129,550	160,000	$168,980	$307,800

(1)
Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold on exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2)
Represents the positive spread between the exercise price and the year-end closing price of $24.32.

PENSION PLAN TABLE

	Years of Service
Remuneration
	5	10	15	35
$400,000	$80,000	$160,000	$240,000	$240,000
$500,000	$100,000	$200,000	$300,000	$300,000
$600,000	$120,000	$240,000	$360,000	$360,000
$700,000	$140,000	$280,000	$420,000	$420,000
$800,000	$160,000	$320,000	$480,000	$480,000
$900,000	$180,000	$360,000	$540,000	$540,000
$1,000,000	$200,000	$400,000	$600,000	$600,000
$1,100,000	$220,000	$440,000	$660,000	$660,000
$1,200,000	$240,000	$480,000	$720,000	$720,000
$1,300,000	$260,000	$520,000	$780,000	$780,000
$1,400,000	$280,000	$560,000	$840,000	$840,000
$1,500,000	$300,000	$600,000	$900,000	$900,000

        Annual retirement benefits are based on a participant's base salary and bonus. The table includes combined amounts payable pursuant to the qualified pension plan, a nonqualified pension equalization plan and a nonqualified supplemental executive retirement plan. The benefits shown are based on normal retirement and computed on the basis of a straight life annuity for single participants. For participants who have been married at least one year, the benefits shown will be deemed payable as a 100% joint and survivor annuity. Benefits do not reflect an offset for Social Security benefits under the qualified pension plan. The nonqualified supplemental executive retirement plan provides for a lump sum payment that is actuarially equivalent to the periodic payments in the plans included in the table above.

        The full years of credited service as of December 31, 2002, for purposes of determining the entitlement to retire with a benefit under all plans and for purposes of determining the benefit under the qualified plan and the nonqualified pension equalization plan for each of the named executive officers are: Mr. Garber, 19 years; Mr. Rose, 17 years; Mr. Marshall, 23 years; Mr. Ralls, 5 years; Mr. Vrooman, 8 years; and Mr. McCarty, 18 years. Messrs. Garber, Marshall and McCarty each have the maximum of 15 full years of employment under the nonqualified supplemental executive plan. Mr. Ralls has 5 years of employment under the nonqualified supplemental executive plan and upon certain events as described under "Employment Agreements and Termination Arrangements" will be entitled to 15 years of service under such plan. Under the terms of Mr. Rose's employment agreement, he is credited with three years of employment under the nonqualified executive supplemental plan for each actual year of service after May 5, 1998. The Pension Plan table assumes that years of service and annual compensation for a particular individual are the same under all plans.

EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

Severance Agreements

        The Company has severance agreements with some of its key officers. Severance agreements covering former executive officers of Global Marine, including Messrs. Marshall, Ralls and Vrooman, were assumed by the Company in the merger. The agreements covering former executive officers of Global Marine provide severance benefits in the event of termination of employment, other than for "cause," or voluntary termination for "good reason" during the three-year period following a change in control (which was triggered by the merger with Global Marine). The benefits that apply when there is a change in control and termination of the executive's employment include severance compensation based upon three times annual salary and three times the highest bonus paid to the executives in the prior three years, paid as salary continuation, a gross-up for any applicable excise tax, extension of welfare benefits for three years or until employment affording such benefits is secured, and for purposes of calculating the executive's pension plan benefits, continued accrual of service for the salary continuation period. The agreements covering former executive officers of Santa Fe International provide severance benefits when there is a change of control and termination of the executive's employment as outlined above, except that the executive will be entitled to severance compensation based upon three times annual salary and target bonus, paid as a lump sum, and an addition of three years service time and three years age credit for purposes of calculating the executive's pension plan benefits.

        In addition, in the event that an executive becomes entitled to severance benefits, such executive's options will remain exercisable until the earlier of three years following termination of employment and the expiration of the option. Among the executive officers covered by such agreements are Messrs. Marshall, Ralls, Vrooman and McCarty.

        On January 20, 2003, Mr. Ralls entered into an agreement supplemental to his severance agreement specifying a minimum annual base salary of $400,000 and a minimum target bonus equal to 65% of his annual base salary. If Mr. Ralls' employment terminates due to death, disability or good reason, as defined in the supplemental agreement, the Company terminates Mr. Ralls without cause, as defined in the supplemental agreement, or his employment is terminated for any reason after he attains age 58, he shall be entitled to immediate vesting of benefits under the nonqualified supplemental executive plan as if he had attained age 62 and 15 years of service except that the bonus used to compute benefits shall be the greater of the actual bonus or $250,000.

Employment Agreements

        In connection with the Global Marine merger, Mr. Garber entered into a letter agreement with the Company setting forth his duties and amending the terms of his severance agreement. The agreements provided that Mr. Garber would receive severance benefits in the event of termination of his employment by the Company other than for cause or in the event of his voluntary termination for good reason, as defined in the letter agreement, during the period beginning on a change in control (which was triggered by the merger with Global Marine) and ending on the later of three years after a change in control and the date following his 62nd birthday. Severance benefits under the agreement included compensation based on three times annual salary and target bonus, a gross-up for any applicable excise tax and extension of welfare benefits for three years. In addition, in the event he became entitled to severance, Mr. Garber's pension benefits would have been based on an additional three years of service and three years of age, and Mr. Garber's options would remain exercisable for a period ending on the earlier of three years following his termination of employment and the expiration of the original terms of the options.

        In January 2003, Mr. Garber and the Company agreed that Mr. Garber would retire as an officer of the Company effective at the Annual General Meeting. Mr. Garber will continue as an employee until his 62nd birthday in August 2005 and will provide services as requested by the Chief Executive Officer of the Company. In connection with his change in status, Mr. Garber and the Company agreed to terms that supersede his previous agreements with the Company. Under the new terms, Mr. Garber will continue to receive his annual base salary of $725,000 during the term of his employment, will have the opportunity to earn a bonus for the 2003 calendar year based on Company performance (pro-rated to reflect his status as an officer through May 2003) and will otherwise continue to participate in other employee benefits. The terms also provide for an increase of approximately $3,835,930 in Mr. Garber's payment at age 62 under the Company's nonqualified retirement plans (calculated based on current interest rates) and provide Mr. Garber protection if an intervening change of law accelerates the timing of or changes the nature of the taxation of his benefits under such plans. Mr. Garber will be entitled to relocation benefits in the event of his relocation within the continental United States, and reimbursement of financial planning expenses of up to $30,000. The term of Mr. Garber's options granted in 1997, which would otherwise terminate in February 2006, will be extended to May 2006. The base salary and nonqualified retirement plan benefit payable under the terms will be accelerated upon a change in control of the Company or other non-cause termination of employment by the Company. These terms also provide for a gross-up for any applicable excise tax and for a death benefit equal to salary through the scheduled date of retirement. Mr. Garber has agreed not to compete with the Company for a period ending August 2007.

        Pursuant to the terms of the merger agreement, Mr. Rose's employment agreement was amended and Mr. Rose became employed by the Company. The agreement terminates in October 2003. The agreement, which Global Marine originally entered into with Mr. Rose on December 16, 1999 and amended in August 2001, specifies a minimum annual base salary of $625,000. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the remainder of the term of the agreement or 24 months. In addition, he will be entitled to a lump sum payment equal to the greater of his actual or target bonuses for the two years prior to termination. If the Company terminates Mr. Rose without cause, including termination by Mr. Rose for good reason, in the 36-month period following a change in control (which was triggered by the merger), as defined in the agreement, he will be entitled to salary and benefit continuation for the greater of the term of the agreement or three years. In addition, Mr. Rose will be entitled to a lump sum payment equal to three times the greater of his highest bonus paid in the previous three years or his highest target bonus in the previous three years. The agreement also provides for a gross-up for any applicable excise taxes. Upon his termination due to death or disability, Mr. Rose or his estate will be entitled to a lump sum payment equal to three times his annual salary.

Change In Control Arrangements

        In addition to the change in control provisions in the employment and severance agreements described above, outstanding option agreements and restricted stock grants under the Company's incentive plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, and restricted stock will vest upon a change in control, as defined in the plans. The merger with Global Marine constituted a change in control under both the Company's and Global Marine's employment and severance agreements and options plans.

CUMULATIVE TOTAL SHAREHOLDER RETURN

        The following graph compares the changes in the cumulative total shareholder returns of (i) the Company, (ii) the Standard & Poor's 500 Stock Index, and (iii) a peer group comprised of a weighted index of a group of other companies in the Company's industry. The peer group is comprised of: Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Drilling Corporation; Pride International, Inc.; Rowan Companies, Inc.; and Transocean Inc. The graph assumes that $100 was invested on December 31, 1997, in each of the Company's ordinary shares, the S&P 500, and the peer group, and that all dividends were reinvested.

5-Year Total Shareholder Return
GlobalSantaFe vs. S&P 500 and an Industry Peer Group

	December 1997	December 1998	December 1999	December 2000	December 2001	December 2002
Peer Group	$100	$43.24	$74.29	$102.01	$75.81	$66.21
S&P 500 Index	$100	$128.58	$155.63	$141.46	$124.66	$97.12
GlobalSantaFe	$100	$35.81	$64.28	$79.93	$71.44	$61.22
* Santa Fe International stock price was used prior to merger

APPROVAL OF GLOBALSANTAFE 2003 LONG-TERM INCENTIVE PLAN,
INCLUDING PERFORMANCE MEASURES TO BE USED FOR CERTAIN
PERFORMANCE-BASED COMPENSATION

        On March 4, 2003, the Board of Directors adopted the GlobalSantaFe 2003 Long-Term Incentive Plan, or the "2003 Incentive Plan," subject to shareholder approval. The Board of Directors believes the 2003 Incentive Plan will be important in securing for the Company and its shareholders the benefits arising from ownership of its ordinary shares by employees, non-employee directors and consultants providing key services to the Company and its related companies. The 2003 Incentive Plan constitutes an important part of the compensation program for such persons, providing them with an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to use their best efforts for the Company's long-term success. The following description of the 2003 Incentive Plan is a summary of certain provisions and is qualified in its entirety by reference to the 2003 Incentive Plan, which is attached to this proxy statement as Appendix A.

        No awards will be made under the 2003 Incentive Plan prior to approval of the 2003 Incentive Plan by the Company's shareholders. If the 2003 Incentive Plan is approved by shareholders, no new grants will be made under the Company's 1998 Stock Option and Incentive Plan, 2001 Long-Term Incentive Plan or 2001 Non-Employee Director Stock Option and Incentive Plan, collectively referred to as the "Prior Incentive Plans," after May 5, 2003, but certain shares authorized under the Prior Incentive Plans, will be available under the 2003 Incentive Plan as outlined below. Under the 2003 Incentive Plan, awards may be made to employees (including executive officers), individuals who have agreed to become employees within six months, non-employee directors and consultants, as more fully described in the summary below. As of March 17, 2003, the Company had approximately 8,800 employees, including 10 executive officers, and 12 non-employee directors.

        The last reported sales price for the Company's ordinary shares as reported on the New York Stock Exchange Composite Transaction Tape on March 17, 2003, was $20.77 per share.

Summary of the 2003 Incentive Plan

        With respect to employee and consultant awards, the 2003 Incentive Plan is administered by the Compensation Committee or the Board of Directors. With respect to awards to our non-employee directors, the 2003 Incentive Plan is administered by the full Board of Directors and any power granted to the Compensation Committee with respect to employee and consultant awards is reserved to the Board of Directors in the context of director awards. The 2003 Incentive Plan provides for various types of awards to be granted to participants. Under the 2003 Incentive Plan, options to purchase the Company's ordinary shares and stock appreciation rights with fixed or variable exercise prices may be granted, but exercise prices can be no less than the ordinary share's fair market value on the (i) date of grant, (ii) date hired or promoted if grant occurs within 90 days of the date of grant or (iii) the date of another outstanding award if grant is in substitution of such award. In addition, the 2003 Incentive Plan permits grants of ordinary shares or of rights to receive ordinary shares, or their cash equivalent or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee or Board may determine. The 2003 Incentive Plan also provides for cash bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than 10 years, restricted stock must be either performance-based with a one-year minimum or restricted for at least three years, outright unrestricted stock grants must be in lieu of salary or bonus, and earlier vesting of stock awards is limited to new hire grants, death, disability, retirement or other non-cause terminations of employment or service, or change-of-control. 2003 Incentive Plan shares can be used as the form of payment for any other compensation payable by the Company.

        Shares Reserved.    The 2003 Incentive Plan provides for a maximum of 6,000,000 ordinary shares of the Company as to which awards may be granted, plus (i) shares, if any, available under the 1998 Stock Option and Incentive Plan, of which there were none at March 17, 2003, the 2001 Non-Employee Director Stock Option and Incentive Plan, of which there were 550,284 at March 17, 2003, and the 2001 Long-Term Incentive Plan, of which there were 2,227,685 at March 17, 2003, (ii) shares forfeited under the Prior Incentive Plans or the 2003 Incentive Plan, (iii) shares delivered as payment or delivered or withheld for taxes under the Prior Incentive Plans or the 2003 Incentive Plan and (iv) shares delivered in substitution for shares issuable under plans of other companies acquired by the Company or a related company. For additional information on awards made and shares reserved under all of the Company's equity compensation plans, please see "Equity Compensation Plan Information" below.

        Selection of Participants.    The Compensation Committee selects the employee and consultant participants and determines the number and type of awards to be granted to each such participant, and the full Board of Directors makes the same determinations with respect to non-employee directors. Participants who may be granted awards under the 2003 Incentive Plan include any employee of the Company or a related company, any consultant providing key services to the Company or a related company, any non-employee director of the Company and any person to whom an offer of employment has been made by the Company or a related company and is expected to become such an employee within the following six months. Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the 2003 Incentive Plan or any other plan or arrangement of the Company or a related company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a related company; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price. The Compensation Committee or the Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred ordinary share equivalents.

        Stock Options.    The Compensation Committee determines, in connection with each option granted to employees and consultants, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or the Company's ordinary shares or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, or a non-qualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2003 Incentive Plan. The full Board of Directors makes the same determinations with respect to options granted to non-employee directors. All of the shares available under the 2003 Incentive Plan may be used for grants of incentive stock options.

        Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and consultants, and the full Board of Directors may grant SARs to non-employee directors. Every SAR entitles the participant, upon exercise of the SAR, to receive in cash or ordinary shares a value equal to the excess of the market value of a specified number of ordinary shares at the time of exercise, over the exercise price established by the Compensation Committee or Board of Directors, as applicable. A SAR may be granted in tandem with an option, subject to such terms and restrictions as established by the Compensation Committee or Board of Directors, as applicable. Currently, there are no outstanding SARs, and the Company currently has no plans to grant SARs in the future.

        Stock Awards and Cash Awards.    In addition, the 2003 Incentive Plan authorizes the Compensation Committee to grant employees and consultants stock awards consisting of ordinary shares or of a right to receive ordinary shares, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Compensation Committee, and the Board of Directors is authorized to make such grants to non-employee directors. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2003 Incentive Plan, as may be determined by the Compensation Committee or Board of Directors, as applicable. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2003 Incentive Plan must be, conditioned upon the achievement of single or multiple performance goals.

        Award Limits.    No employee may be granted awards covering more than 400,000 shares in any calendar year and no non-employee director may be granted awards covering more than 25,000 shares in any calendar year. The maximum cash payment that can be made to any one individual pursuant to any cash award during any calendar year is $3,000,000.

        Performance Awards.    Any award available under the 2003 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code shall be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee (or the Board of Directors with respect to non-employee director awards,) or its delegate shall determine. Performance awards granted under the 2003 Incentive Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before or after interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price performance; (d) net income (before or after taxes); (e) cash flow; (f) total shareholder return; (g) revenue growth; (h) return on equity or on assets or on net investment; (i) profit returns and margins and (j) working capital or cost containment or reduction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

        Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2003 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee can satisfy such requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by the Company's shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable the Company to take a tax deduction for such compensation that it might not otherwise be able to take.

        Adjustments.    In the event of a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the 2003 Incentive Plan; (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding options and SARs; as well as any other adjustments that the Compensation Committee determines to be equitable.

        Duration; Plan Amendments.    The 2003 Incentive Plan is not limited in duration; provided, however, that to the extent required by the Internal Revenue Code, no incentive stock options may be granted under the 2003 Incentive Plan more than ten years after its approval. The Board of Directors may at any time amend, suspend or terminate the 2003 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee's written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange upon which the shares are traded. The Compensation Committee is also authorized to make certain amendments that are needed to meet legal requirements or that are not material.

Certain Federal Income Tax Consequences of Awards Under the 2003 Incentive-Plan

        The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, SARs, stock awards and cash awards under the 2003 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2003 Incentive Plan.

        Options.    Some of the options issuable under the 2003 Incentive Plan may constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the 2003 Incentive Plan will be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded non-qualified stock options. Upon grant of either form of option, the optionee will not recognize income for tax purposes and the Company will not receive any deduction. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as mid-term or long-term capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, the Company is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

        Stock Appreciation Rights.    The amount of any cash or the fair market value of any ordinary shares received by the holder upon the exercise of SARs under the 2003 Incentive Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

        Stock Awards.    A grant of ordinary shares or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. The Company would be entitled to a corresponding deduction at that time for the amount included in the recipient's income.

        Generally, a grant of ordinary shares under the 2003 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Section 83(b) of the Internal Revenue Code within 30 days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

        Cash Awards.    Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and the Company will have a corresponding deduction for federal income tax purposes.

        Other.    In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2003 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the qualified performance-based compensation requirements of Section 162(m) of the Internal Revenue Code are satisfied.

        A participant's tax basis in vested shares purchased under the 2003 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant's holding period for the shares begins just after the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

Awards Granted Under the 2003 Incentive Plan

        It is neither possible to state the individuals who will receive grants of options to purchase ordinary shares under the 2003 Incentive Plan in the future, nor the amount of options which will be granted under the 2003 Incentive Plan. Please see "Executive Compensation—Option Grants in 2002" for information regarding options granted under existing incentive plans to the named officers during the year ended December 31, 2002.

Required Vote and Board of Director's Recommendation

        The affirmative vote of the majority of the ordinary shares present or represented and entitled to vote at the Annual General Meeting is required for approval of the 2003 Incentive Plan and the performance measures to be used for certain performance-based compensation, provided that the total votes cast with respect to this proposal (including abstentions) consists of at least a majority of the ordinary shares outstanding and entitled to vote on the matter. An "ABSTAIN" with respect to the matter is treated as a vote cast for these purposes, thus having the effect of a negative vote. Broker non-votes on this proposal will have no effect on the vote on the proposal. If such a vote is not obtained, the 2003 Incentive Plan will be void and without effect and no awards will be made thereunder.

        The Board of Directors recommends a vote "FOR" approval of the 2003 Incentive Plan and the performance measures to be used for certain performance-based compensation, and duly executed proxies will be voted for approval unless otherwise indicated thereon.

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EMPLOYEE SHARE
PURCHASE PLAN

        Effective June 13, 1997, the Company adopted the 1997 Employee Share Purchase Plan, or Share Purchase Plan, to allow certain eligible employees of the Company and its designated subsidiaries to voluntarily purchase ordinary shares of the Company on favorable terms. On March 4, 2003, the Board of Directors approved an amendment and restatement of the Share Purchase Plan, which would rename the plan the GlobalSantaFe Employee Share Purchase Plan and increase the number of ordinary shares authorized under the Share Purchase Plan from 1,145,000 to 2,145,000. The amendment and restatement of the Share Purchase Plan is subject to approval by the Company's shareholders.

        In January 2003, the Company issued 263,713 ordinary shares to participating employees for the year ended December 31, 2002, at a purchase price of $20.40 per ordinary share. As of January 2003, an aggregate of 817,514 shares had been issued under the Share Purchase Plan, leaving 327,486 shares remaining to be purchased in the future. The Board of Directors believes that the proposed increase in the number of shares authorized is necessary to maintain adequate flexibility in the administration of, and to further the purposes of, the Share Purchase Plan. For additional information on awards made and shares reserved under all of the Company's equity compensation plans, please see "Equity Compensation Plan Information" below.

        The following is a summary of the principal provisions of the Share Purchase Plan as it is proposed to be amended and restated. It is not intended to be a complete description of all of the terms and provisions of the Share Purchase Plan, which was previously filed with the Securities and Exchange Commission. A copy of the form of the Amended and Restated Share Purchase Plan is attached as Appendix B to this proxy statement.

        Purpose and Eligibility.    The Share Purchase Plan is designed to furnish eligible employees of the Company and its designated subsidiaries with an incentive to advance the best interests of the Company by providing a formalized program where the employees may voluntarily purchase ordinary shares at a favorable price and on favorable terms. Generally, all covered employees of the Company or a participating subsidiary who are scheduled to work an average of at least 20 hours per week are eligible to participate in the Share Purchase Plan. As of March 17, 2003, approximately 4,800 employees, including 10 executive officers, were eligible to participate in the Share Purchase Plan.

        Term.    The Share Purchase Plan became effective as of January 1, 1998, and does not contain an expiration or termination date.

        Operation of Share Purpose Plan.    Participants in the Share Purchase Plan may purchase ordinary shares of the Company through payroll deductions on an after-tax basis over a one-year period beginning on each January 1 and ending on the following December 31 during the term of the Share Purchase Plan. A participant may elect to make contributions each pay period in an amount not less than $5, subject to a monthly limitation equal to 10% of the participant's eligible compensation, or such other amount taking into account the limitation specified in Section 423(b) of the Internal Revenue Code, which provides that, in any calendar year no employee may purchase shares with a fair market value (measured on the first day of the calendar year) in excess of $25,000. The dollar amount in the participant's account at the end of the calendar year will then be used to purchase as many whole ordinary shares as the funds in the participant's account will allow. The purchase price for the ordinary shares will be 85% of the lesser of (i) its fair market value (defined as the per share price of the last sale of ordinary shares on the composite tape prior to such date) on the first trading day of the calendar year or (ii) its fair market value on the last trading day of the calendar year. Any dollars remaining in the participant's account will be carried over to the next calendar year. At the end of each calendar year, participants will receive a statement of their account balance, including the number of whole ordinary shares purchased and in their account. Any dividends on shares held in a participant's account will be credited to the participant's account. Participation in the Share Purchase Plan is at the discretion of each employee. Accordingly, the dollar value and level of shares that may be purchased is not determinable.

        Withdrawal or Termination.    A participant may elect to withdraw from the Share Purchase Plan at any time prior to the end of the calendar year, and such participant will receive a return of his payroll deductions during the calendar year without interest. If the employment of a participant in the Share Purchase Plan is terminated for any reason other than involuntary temporary layoff, as defined in the Share Purchase Plan, retirement, death or total disability, then that employee's participation in the Share Purchase Plan automatically terminates as of the date of termination of employment. Such employee shall receive a refund of the amount of his or her account in the Share Purchase Plan. If a participant is terminated by reason of involuntary temporary layoff, retirement, death or total disability at a date that is prior to three months before the end of the calendar year, the employee, or the employee's estate, will receive a refund of the amount in the employee's account. If a participant is terminated by reason of involuntary temporary layoff, retirement, death or total disability at a date that is less than three months before the end of the calendar year, the employee, or the employee's estate, will have the choice of receiving a refund of the amount in the employee's account or purchasing shares at the end of the calendar year in accordance with the terms of the Share Purchase Plan.

        Administration and Amendment.    The Board of Directors may amend or terminate the Share Purchase Plan at any time, subject to the approval of the Company's shareholders if required under

Section 423 of the Internal Revenue Code or any other applicable law or regulation. While the Board of Directors continues to retain the powers of amendment and termination, the Board of Directors reserves the right to delegate to the Benefits Executive Committee, a committee whose members are appointed by the board of directors of a subsidiary of the Company, GlobalSantaFe Corporate Services Inc., the power to make any amendments to the Share Purchase Plan that do not require shareholder approval. The Company's Board of Directors must approve any amendment to the Share Purchase Plan that requires subsequent shareholder approval. The Benefits Administrative Committee, a committee whose members are appointed by the board of directors of GlobalSantaFe Corporate Services Inc., administers and interprets the Share Purchase Plan.

Certain U.S. Federal Income Tax Consequences of Awards Under Share Purchase Plan

        The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the ordinary shares issued under the Share Purchase Plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the Share Purchase Plan, including the possibility that a participant may not be subject to U.S. federal income taxation. The Share Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code. The employee is not subject to income tax when shares are purchased under the Share Purchase Plan, even though they are purchased at 85% of the lesser of the fair market value on the first trading day of the calendar year or the fair market value on the last trading day of the calendar year. If the participant sells shares one year or later after the date of purchase, then:

  •
  any profit up to 15% of the market value of the shares measured on the first trading day of the calendar year for which the shares were purchased is taxable as ordinary income;

  •
  any further profit is taxable as long-term capital gain; and

  •
  any loss is treated as long-term capital loss.

        Shares sold or otherwise disposed of, including by way of gift, less than one year after the date of purchase are considered disqualifying dispositions. If the employee disposes of shares less than one year after the date of purchase, then:

  •
  the difference between the price the employee paid and the market value of the shares at the date of purchase, on the date preceding the date of determination, is taxable as ordinary income; and

  •
  the difference between the amount the employee receives on disposition of the shares and the market value of the shares at the date of purchase is treated as a capital gain or loss.

        In the event of a participant's death prior to disposing of shares purchased under the Share Purchase Plan, the tax return for the year of death must include the discount on the purchase as ordinary income. Under those circumstances, the discount on the purchase that is included as ordinary income would not be more than the amount by which the market value at death exceeds the purchase price.

        The amount that a participant elects to have deducted from his or her compensation for the purchase of ordinary shares under the Share Purchase Plan is taxable wages and is subject to withholding. Also, the Company may have a withholding obligation for ordinary compensation income recognized by a participant.

        The Company is not subject to any tax consequences due to the offering of ordinary shares under the Share Purchase Plan. In addition, in general, the Company is not subject to any tax consequences due to the purchase or the sale of ordinary shares acquired under the Share Purchase Plan. However, the Company will be entitled to a business-expense deduction for any ordinary compensation income recognized by a participant who makes a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Shares Purchased Under the Share Purchase Plan

        It is neither possible to state the individuals who will purchase ordinary shares under the Share Purchase Plan in the future, nor the amount of shares, which will be purchased under the Share Purchase Plan. The following table provides information with respect to shares purchased under the Share Purchase Plan by the persons or groups of persons described below for the year ended December 31, 2002. Shares were purchased under the Share Purchase Plan on December 30, 2002, as follows:

Name and Position	Dollar Value(1)	Number
C. S. Garber	$3,373	937
R. E. Rose	$3,373	937
J. A. Marshall	$3,373	937
W. M. Ralls	$3,373	937
D. K. Vrooman	$3,373	937
S. M. McCarty	$3,373	937
All current executive officers as a group	$24,986	7,496
All current directors who are not executive officers as a group	$0	0
All employees, including all current officers who are not executive officers, as a group	$949,367	263,713

(1)
The dollar value of the purchase of ordinary shares is based on the difference between the $20.40 discounted purchase price of the shares and $24.00, which was the last reported sales price of the Company's ordinary shares on December 30, 2002, the date the shares were purchased, times the number of shares. Shares were issued on January 2, 2003.

Required Vote and Board of Directors Recommendation

        Approval of the amendment and restatement of the Employee Share Purchase Plan requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual General Meeting, provided the votes cast with respect to this proposal (including abstentions) constitute at least a majority of the ordinary shares outstanding and entitled to vote on the matter. An "ABSTAIN" with respect to the matter is treated as a vote cast for these purposes, thus having the effect of a negative vote. Broker non-votes on this proposal will have no effect on the vote on the proposal.

        The Board of Directors recommends a vote "FOR" the approval of the Amendment and Restatement of the Employee Share Purchase Plan, and duly executed proxies will be voted for approval unless otherwise indicated thereon.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the close of the fiscal year. The table does not reflect the adoption of the 2003 Incentive Plan or the amendment to the Employee Share Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	16,739,668	$28.25	6,443,318
Equity compensation plans not approved by shareholders(2)	0	—	349,196
Total	16,739,668	$28.25	6,792,514

(1)
Includes 3,074,150 shares reserved for issuance under options granted in January 2003. Also includes 591,199 ordinary shares available for purchase under the 1997 Employee Share Purchase Plan at December 31, 2002 of which 263,713 were purchased by participating employees on December 30, 2002 and issued in January 2003. The Company proposes to amend the Employee Share Purchase Plan, subject to shareholder approval, as described under "Approval of Amendment and Restatement of the Employee Share Purchase Plan." Certain plans allow the issuance of restricted stock and other stock awards. Restricted stock has been granted under the 1998 Stock Option and Incentive Plan (315,002 shares granted; no shares remaining for issuance) and the 2001 Long-Term Incentive Plan (274,779 shares granted; 1,845,680 shares remaining under the plan limit on stock awards). Outstanding restricted stock vests in full three years from the date of grant and is subject to forfeiture risks and other restrictions. The Company assumed the Global Marine 1989 Stock Option and Incentive Plan, the Global Marine 1998 Stock Option and Incentive Plan, the Global Marine 1994 Non-Employee Stock Option and Incentive Plan, the Global Marine 1990 Non-Employee Director Stock Option Plan and the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan under the merger agreement with Global Marine Inc. ("Assumed Plans"). Shares to be issued upon exercise of outstanding options and the number of shares available for future issuance under the Assumed Plans is included.

(2)
The Company's 1994 Non-Employee Stock Option and Incentive Plan covering consultants and the Santa Fe International Corporation Annual Incentive Compensation Plan which authorized payments of annual incentive awards in cash and/or ordinary shares were not approved by shareholders. The plans were cancelled in March 2003. No options are outstanding under either plan and no shares have been issued under the Annual Incentive Compensation Plan. The 62,946 shares remaining under the 1994 Non-Employee Plan and 286,250 shares authorized under the Annual Incentive Compensation Plan will not be issued.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 2003 subject to ratification by the shareholders. The Committee and the Board seek ratification of the appointment by the shareholders. Representatives of PricewaterhouseCoopers LLP will be present at the Annual General Meeting to make a statement if they desire to do so and to respond to appropriate questions.

        On December 5, 2001, the Company changed its independent accountant from Ernst & Young LLP to PricewaterhouseCoopers LLP by dismissing Ernst & Young LLP and engaging PricewaterhouseCoopers LLP. These actions were recommended by the Audit Committee and approved by the Board of Directors. The decision to change auditors arose after the merger with Global Marine. Global Marine was considered the acquiring entity for financial accounting purposes and its historical financial statements were carried forward as the historical financial statements of the Company, with the merger being treated as a purchase of the Company by Global Marine for accounting purposes. PricewaterhouseCoopers LLP, including its predecessor, Coopers & Lybrand LLP, had served as Global Marine's independent accountant since Global Marine's formation.

        The reports of Ernst & Young on the Company's financial statements for the years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's fiscal years ended December 31, 2000 and 1999, and the subsequent interim period through December 5, 2001, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

        None of the "reportable events" described in item 304 (a)(1)(v) of Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the fiscal years ended December 31, 2000 and 1999, and the subsequent interim period through December 5, 2001. During the fiscal years ended December 31, 2000 and 1999, and the subsequent interim period through December 5, 2001, the Company did not consult PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

        Requisite Vote.    The vote required for ratification of the appointment of PricewaterhouseCooper LLP as independent accountants is a majority of the shares represented and voted at the meeting. The Audit Committee and the Board of Directors recommend a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relocation Program

        In connection with the merger, the Company relocated and combined its Dallas office with Global Marine's office in Houston. As part of the relocation of employees, the company purchased and resold the homes of 45 employees. The purchase price for each home was based on an independent appraisal of the fair market value of the home. The total spent by the Company on the program was $1,790,521.

Kuwait Petroleum Corporation

        Following is a description of transactions among Kuwait Petroleum Corporation, SFIC Holdings (Cayman), Inc. and the Company. As of March 17, 2003, Kuwait Petroleum Corporation, through SFIC Holdings, owned approximately 18.6% of the outstanding ordinary shares of the Company. Kuwait Petroleum Corporation, through SFIC Holdings, is able to significantly influence the management and affairs of the Company and all matters requiring shareholder approval, including the election of the Board of Directors. Although Kuwait Petroleum Corporation has not exercised all of the rights offered to it under the intercompany agreement and Articles of Association, Kuwait Petroleum Corporation has advised the Company that, so long as it remains a significant indirect shareholder, it plans to monitor its investment in the Company and, if and when appropriate, exercise its rights under the intercompany agreement and the Articles of Association. Because Kuwait Petroleum Corporation controlled the Company at the time these agreements were originally entered into, these transactions and arrangements were not the result of arm's-length negotiations.

        It is expected that Kuwait Petroleum Corporation will make future sales of ordinary shares at times and in a manner consistent with its evaluation of price levels and market conditions and the maintenance of an orderly market for the Company's ordinary shares. These transactions may include private sales or public offerings through underwriters, dealers or agents, or a combination of any of these.

        Contract Drilling Services.    The Company provides contract drilling and associated services in Kuwait to the Kuwait Oil Company (K.S.C.), also referred to as KOC, a subsidiary of Kuwait Petroleum Corporation. The Company also provides contract-drilling services in the Kuwait-Saudi Arabia Partitioned Neutral Zone of which the State of Kuwait is a beneficiary. The Company performs services under drilling contracts that have terms and conditions and rates of compensation that approximate the terms and conditions and rates of compensation that are customarily included in the Company's arm's-length contracts of a similar nature. In connection with these drilling contracts, KOC provides the Company rent-free use of land and maintenance facilities. KOC has committed to continue providing this use to the Company, if the maintenance facilities are available, through the current term of the drilling contracts and extensions thereof as may be agreed. As part of the Company's drilling business in Kuwait, the Company has an agency agreement with a subsidiary of Kuwait Petroleum Corporation, which obligates the Company to pay an agency fee based on a percentage of revenues. The Company believes the terms of this agreement are more favorable to the Company than the terms that could be obtained with an unrelated third party in an arm's-length negotiation. The value of these favorable terms are currently immaterial to the Company's results of operations.

        The Company earned revenues from Kuwait Petroleum Corporation affiliated companies in the ordinary course of business of $62.7 million for the year ended December 31, 2002. The Company paid agency fees to a subsidiary of Kuwait Petroleum Corporation of approximately $506,000 during the year ended December 31, 2002. The Company had accounts receivable from Kuwait Petroleum Corporation affiliated companies of $11.1 million at December 31, 2002.

        Intercompany Agreement.    In connection with the merger with Global Marine, the Company, SFIC Holdings and Kuwait Petroleum Corporation entered into a consent and amendment to an intercompany agreement entered into by the parties at the time of the Company's initial public offering. Under the consent and amendment, SFIC Holdings and Kuwait Petroleum Corporation consented to the issuance by the Company of the ordinary shares contemplated by the merger agreement and the performance by the Company of the other transactions contemplated by the merger agreement. The consent and amendment modify provisions of the intercompany agreement to limit the requirements for the consent of SFIC Holdings in connection with significant corporate actions by the Company to the requirement for the consent of SFIC Holdings in connection with the reincorporation of the Company or, in some circumstances, the reincorporation of any existing subsidiary of the Company or the incorporation of a new subsidiary. The consent and amendment continued SFIC Holdings' right under the intercompany agreement to designate three representatives to the Company's Board of Directors and its right to access information concerning the Company.

        Corporate Governance.    Kuwait Petroleum Corporation, acting through SFIC Holdings, is entitled to designate three representatives to be Board of Directors of the Company, who must be reasonably acceptable to the Company. As long as Kuwait Petroleum Corporation and its affiliates own at least 12.5% of the outstanding ordinary shares or at least 12.5% of the outstanding voting shares, SFIC Holdings will have the right to designate for election three directors of the Company. If SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings will have the right to designate for election will be reduced from three to two. If SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings may designate for election will be reduced from two to one. If SFIC Holdings' interest is reduced to less than 4%, it will not have the right to designate any directors for election to the Board of the Company. For purposes of determining SFIC Holdings' rights to Board representation, until SFIC Holdings sells any ordinary shares, only ordinary shares outstanding at November 20, 2001, are included in the calculation of the ownership percentage. Accordingly, reductions in SFIC Holdings' percentage ownership as a result of the Company's issuance of shares for any reason following the merger with Global Marine will not reduce SFIC Holdings' Board representation until SFIC Holdings sells any shares.

        As long as SFIC Holdings has the right to designate a representative to the Board of Directors of the Company, (i) if a designee of SFIC Holdings ceases to serve as a director on the Board of Directors for any reason, the Company will cause the vacancy to be filled by another SFIC Holdings designee, and (ii) SFIC Holdings has the right to appoint one of its designees to serve as a member of each committee of the Board of Directors, subject to any applicable law or regulation of the New York Stock Exchange.

        SFIC Holdings' Consent.    As long as Kuwait Petroleum Corporation and its affiliates, in the aggregate, own at least 10% of all of the outstanding ordinary shares or at least 10% of all the outstanding voting shares of the Company, the consent of SFIC Holdings is required to change the jurisdiction of any existing subsidiary of the Company or incorporate a new subsidiary in any jurisdiction in a manner materially adversely affecting the rights or interests of Kuwait Petroleum Corporation and its affiliates or reincorporate the Company in another jurisdiction.

        Registration Rights.    The Company granted demand and "piggyback" registration rights to the Kuwait Petroleum Corporation affiliated group for the Company's equity securities that it owns.

Under the demand registration rights, the Kuwait Petroleum Corporation affiliated group may, at any time, request that the Company register under the U.S. federal securities laws any or all ordinary shares held by the Kuwait Petroleum Corporation affiliated group whenever it wishes to sell ordinary shares in a transaction it reasonably expects will yield gross proceeds of at least $250.0 million. The Company has agreed to use its best efforts to effect any demand registrations requested by the Kuwait Petroleum Corporation affiliated group. The Company also agreed to register under the U.S. federal securities laws a specified amount of ordinary shares held by the Kuwait Petroleum Corporation affiliated group when it initiates other registrations of the Company's equity securities on its own behalf or on behalf of any of its other shareholders. These registration rights are transferable by the Kuwait Petroleum Corporation affiliated group. The Company has agreed to pay all costs and expenses in connection with each of these registrations, except underwriting discounts and commissions applicable to the equity securities sold by the Kuwait Petroleum Corporation affiliated group and its transferees. The intercompany agreement also contains specified restrictions on the ability of the Kuwait Petroleum Corporation affiliated group to exercise its demand and piggyback registration rights. In addition, the intercompany agreement contains customary terms and provisions about registration procedures and indemnification for damages arising from our registration of ordinary shares.

        Access to Information.    As long as Kuwait Petroleum Corporation and it affiliates, in the aggregate, own at least 10% of all of the outstanding ordinary shares or at least 10% of all the outstanding voting shares of the Company, SFIC Holdings will be entitled to reasonable access rights to the properties, records, officers and auditors of the Company and its subsidiaries, and the Company must provide such information, analyses and access to its personnel as SFIC Holdings may reasonably request on behalf of SFIC Holdings and its affiliates in order to comply with applicable regulations of the State of Kuwait.

CHARTER PROVISIONS RELATING TO CORPORATE
OPPORTUNITIES AND INTERESTED DIRECTORS

        Three persons who are also directors or officers of SFIC Holdings or Kuwait Petroleum Corporation serve as members of the Board of Directors of the Company. As a result, the Company's directors who are also directors or officers of Kuwait Petroleum Corporation or SFIC Holdings may be faced with conflicts of interest. Potential conflicts of interest exist or could arise in the future for these directors in a number of areas, including the Company's contract drilling activities in Kuwait and its other business relationships with Kuwait Petroleum Corporation subsidiaries.

        To address potential conflicts of interest between the Company and the Kuwait Petroleum Corporation affiliated groups, the Company's Articles of Association contain provisions regulating and defining the conduct of its affairs involving the Kuwait Petroleum Corporation affiliated group and their directors and officers. In general, these provisions recognize that the Company and the Kuwait Petroleum Corporation affiliated group may engage in the same line of business and have an interest in the same areas of corporate opportunities. These provisions also recognize that the Company and the Kuwait Petroleum Corporation affiliated group will continue to have contractual and business relations with each other, including the service of directors and officers of the Kuwait Petroleum Corporation affiliated group as the Company's directors.

        The Company's Articles of Association provide that Kuwait Petroleum Corporation affiliated group will have no duty to refrain from engaging in the Company's lines of business, and they may do business with any of the Company's customers or employ any of the Company's employees. The Articles of Association also provide that the Kuwait Petroleum Corporation affiliated group is not under any duty to present any corporate opportunity to the Company that may be a corporate opportunity for both the Kuwait Petroleum Corporation affiliated group and the Company.

        When corporate opportunities are offered to persons who are directors or officers of the Company and of the Kuwait Petroleum Corporation affiliated group, the Company's Articles of Association provide that the directors or officers will not be liable to the Company or to its shareholders if members of the Kuwait Petroleum Corporation affiliated group pursue the corporate opportunities for themselves or do not present the corporate opportunities to the Company as long as the directors or officers act in a manner consistent with a policy that provides for allocation based principally on the capacities in which the director or officer is offered the opportunity. However, the directors or officers may be liable to the Company or its shareholders if they engage in willful default or fraud in not presenting the corporate opportunities to the Company.

        The Articles of Association also provide that no arrangement between the Company and the Kuwait Petroleum Corporation affiliated group or another related party will be voidable, and no liability will be imposed, solely because a member of the Kuwait Petroleum Corporation affiliated group is a party thereto, or solely because any directors or officers who are related parties are present at, participate in or vote regarding, the authorization of the arrangement as long as the material facts as to the arrangement are disclosed to the Company's Board of Directors or the holders of the ordinary shares who approve the arrangement. However, the directors or officers may be liable to the Company or its shareholders if they engage in willful default in voting on arrangements between the Company and the Kuwait Petroleum Corporation affiliated group.

Quorum for Certain Special Resolutions

        For so long as Kuwait Petroleum Corporation or its affiliates own at least 4% of the outstanding voting shares or 4% of the outstanding voting power, the quorum for any meeting at which a special resolution relating to the rights of Kuwait Petroleum Corporation or its affiliates in the Articles of Association is to be considered and voted upon shall be one or more shareholders present in person or by proxy holding at least a majority of the outstanding ordinary shares entitled to vote at such meeting and must include SFIC Holdings.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

        The present members of the Company's Compensation Committee (Messrs. Berger, Cason, Muller, Solarz, Sultan and Whitmire) served as members of the Committee during all of 2002. No current or former officer or employee of the Company serves on the Company's Compensation Committee or served on that committee at any time during 2002 or any prior year.

        Mr. Sultan serves as Chief Executive Officer and a director of Kuwait Petroleum Corporation and serves as a director of SFIC Holdings. For a description of the relationship among the Company, Kuwait Petroleum Corporation and SFIC Holdings, see "Certain Relationships and Related Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's ordinary shares, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2002, the Company believes that no director, officer or beneficial owner of more than ten percent of the ordinary shares failed to file a report on a timely basis during 2002 except, due to a problem with the Company's filing software and through no fault of his own, C. Russell Luigs, a director, reported his purchase of 21,422 of the Company's ordinary shares on a Form 4 that was filed with the Securities and Exchange Commission one day late. Mr. Luigs purchased the shares in a stock option exercise on November 19, 2002, and the Form 4 reporting his option exercise and acquisition of the shares was filed on November 22, 2002. Mr. Luigs still holds all 21,422 shares, which are included in the 398,901 ordinary shares owned by Mr. Luigs as set forth under "Security Ownership of Directors and Executive Officers."

Solicitation

        The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to solicit proxies in such manner at a cost of $10,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of ordinary shares. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Revocation of Proxies

        You may revoke your proxy at any time before it is voted by any of the following actions: (i) by notifying the Company's Secretary in writing any time before it is voted; (ii) by submitting a subsequent proxy; or (iii) by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to the Secretary at the Company's principal executive offices, 15375 Memorial Drive, Houston, Texas 77079-4101

Shareholders' Proposals

        The U.S. federal securities laws provide each shareholder with a limited right to propose for inclusion in the Company's proxy statement a single proposal for action to be taken at the Annual General Meeting of Shareholders. Proposals intended to be presented at the Annual General Meeting to be held in 2004 and otherwise eligible must be directed to the Secretary of the Company at 15375 Memorial Drive, Houston, Texas 77079-4101, and must be received no later than December 2, 2003.

        If a shareholder desires to bring a matter before an annual general meeting and the matter is not eligible or is not timely submitted for inclusion in the Company's proxy statement, or if the stockholder desires to nominate a person to be a director, the shareholder must follow the procedures outlined in the Company's Articles of Association. The Articles of Association require timely notice in writing of the matter or nomination, and receipt of the written notice by the Company's Secretary not later than the close of business on the 90th day prior to the anniversary of the originally scheduled date of the preceding year's annual general meeting. The deadline for delivery and receipt of such notices for the 2003 Annual General Meeting of Shareholders was the close of business on February 13, 2003, and the deadline for delivery and receipt of such notices for the 2004 Annual General Meeting of Shareholders is the close of business on February 6, 2004.

A copy of the Company's Articles of Association is available upon request from the Secretary of the Company at 15375 Memorial Drive, Houston, Texas 77079-4101.

Other Matters to be Presented

        The Company has not been notified of and the Board of Directors does not know of any other matters to be presented for action at the 2003 Annual General Meeting of Shareholders. If any other matters should properly come before the Annual General Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

METHODS OF VOTING

Shares Registered Directly in Your Name

        If your shares are registered directly with the Company's transfer agent and registrar, Computershare Investor Services, including shares held in an Employee Stock Purchase Plan account, you may vote by mailing the enclosed proxy card in the envelope provided. Owners of record are prohibited from voting via the Internet or by telephone.

Shares Held in a GlobalSantaFe 401(k) Account

        If your shares are held through the GlobalSantaFe 401(k) Savings Plan, you may vote by mailing the enclosed voting direction form in the envelope provided.

Shares Registered in the Name of a Brokerage Firm or Bank

        If your shares are registered through a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting instruction form. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting instruction form, or you may vote electronically via the Internet at the following address: www.proxyvote.com

GLOBALSANTAFE CORPORATION
By ALEXANDER A. KREZEL Vice President, Secretary and Associate General Counsel
Houston, Texas March 31, 2003

Appendix A

GlobalSantaFe

2003 Long-Term Incentive Plan

SECTION 1—GENERAL

        1.1    Purpose.    The GlobalSantaFe 2003 Long-Term Incentive Plan (the "Plan") has been established by GlobalSantaFe Corporation (the "Company") effective March 4, 2003, to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants by means of appropriate incentives to achieve long-range goals, (iii) provide incentive compensation opportunities using the Company's ordinary shares or cash that are competitive with those of other similar companies, and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's ordinary shares, thereby promoting the long-term financial interest of the Company and the Related Companies, including growth in value of the Company's equity and enhancement of long-term stockholder return.

        1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan and thereby become "Participants" in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the Plan or any other plan or arrangement of the Company or a Related Company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a Related Company; provided, however, that except for adjustments described in paragraph (c) of subsection 7.2, the Grant Price of any Option or SAR shall not be decreased including by means of issuance of a substitute Option or SAR with a lower Grant Price.

        1.3    Operation and Administration.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

        1.4    Construction and Definitions.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. Capitalized terms in the Plan shall be defined as set forth in the Plan, including the definition provisions of Section 2.

SECTION 2—DEFINED TERMS

        For purposes of the Plan, the terms listed below shall be defined as follows:

  (a)
  Agreement.    The term "Agreement" has the meaning ascribed to it in subsection 6.10.

  (b)
  Award.    The term "Award" means any award or benefit granted to any Participant under the Plan, including without limitation the grant of Options, SARs, Stock Awards, Cash Awards or Performance Awards.

  (c)
  Board.    The term "Board" means the Board of Directors of the Company.

  (d)
  Cash Award.    The term "Cash Award" has the meaning ascribed to it in subsection 5.1.

  (e)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (f)
  Committee.    The term "Committee" has the meaning ascribed to it in subsection 8.1.

  (g)
  Company.    The term "Company" has the meaning ascribed to it in subsection 1.1.

  (h)
  Effective Date.    The term "Effective Date" has the meaning ascribed to it in subsection 6.1.

  (i)
  Eligible Individual.    The term "Eligible Individual" shall mean any employee of the Company or a Related Company, any consultant or other person providing key services to the Company or a Related Company, any person to whom an offer of employment has been made by the Company or a Related Company and is expected to become such an employee within the following six months, and any Non-Employee Director.

  (j)
  Exercise Price.    The term "Exercise Price" has the meaning ascribed to it in subsection 3.2.

  (k)
  Fair Market Value.    For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

  (i)
  If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading; provided that, in the discretion of the Committee, "Fair Market Value" for purposes of the exercise of an Option or SAR may be the price prevailing on the exchange at the time of exercise. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

  (ii)
  If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

  (iii)
  If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

  (l)
  Incentive Stock Option.    The term "Incentive Stock Option" has the meaning ascribed to it in paragraph (a) of subsection 3.1.

  (m)
  Non-Employee Director.    The term "Non-Employee Director" shall mean an individual serving as a member of the Board who is not an employee of the Company or a Related Company.

  (n)
  Non-Qualified Stock Option.    The term "Non-Qualified Stock Option" has the meaning ascribed to it in paragraph (a) of subsection 3.1.

  (o)
  Option.    The term "Option" has the meaning ascribed to it in paragraph (a) of subsection 3. 1.

  (p)
  Participant.    The term "Participant" has the meaning ascribed to it in subsection 1.2.

  (q)
  Plan.    The term "Plan" has the meaning ascribed to it in subsection 1.1.

  (r)
  Performance Award.    The term "Performance Award" has the meaning ascribed to it in subsection 6.1.

  (s)
  Pricing Date.    The term "Pricing Date" has the meaning ascribed to it in subsection 3.2.

  (t)
  Prior Plans.    The term "Prior Plans" has the meaning ascribed to it in paragraph (a) of subsection 7.2.

  (u)
  Qualified Performance Award.    The term "Qualified Performance Award" has the meaning ascribed to it in subsection 6.2.

  (v)
  Related Company.    The term "Related Company" means any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Committee.

  (w)
  Qualified Performance Award.    The term "Qualified Performance Award" means a Performance Award intended to qualify as qualified performance-based compensation under Code Section 162(m), as described in subsection 6.1 of the Plan.

  (x)
  SAR.    The term "SAR" has the meaning ascribed to it in paragraph (b) of subsection 3.1.

  (y)
  Stock.    The term "Stock" means the ordinary shares, $.01 par value per share, of the Company.

  (z)
  Stock Award.    The term "Stock Award" has the meaning ascribed to it in subsection 4.1.

SECTION 3—OPTIONS AND SARS

        3.1    Definitions

  (a)
  The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 3 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" as described in section 422(b) of the Code and shall comply with, among other things, the requirements of subsections 3.2, 3.3 and 6.1 of the Plan. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

  (b)
  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.5), value equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee. A SAR may be granted in tandem with an Option, subject to the terms and restrictions established by the Committee.

  (c)
  Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (a) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; or (b) if an Option or SAR is granted in tandem with or in substitution for an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

        3.2    Exercise.    Each Option and each SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that (a) each Option and each SAR shall be exercisable only during a fixed period of time ending no later than ten years from the date such Option or SAR is granted, and (b) to the extent required by the Code, the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options granted to any individual Participant are exercisable for the first time during any calendar year shall not exceed $100,000, valued at the date or dates the Options are granted, and any Option designated as an Incentive Stock Option that is in excess of such limit required by the Code shall be treated as a Non-Qualified Stock Option.

        3.3    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

  (a)
  Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (c) of this subsection 3.4, payment may be made as soon as practicable after the exercise.

  (b)
  The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares being valued at Fair Market Value as of the day of exercise), excluding any shares deemed unacceptable for any reason by the Committee, or in any combination thereof, as determined by the Committee.

  (c)
  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the shares of Stock acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        3.4    Settlement of Award.    Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock valued at their Fair Market Value at the time of exercise, in cash, or in any combination thereof, as determined in the discretion of the Committee. The Committee may in its discretion impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 4—OTHER STOCK AWARDS

        4.1.    Definition.    A "Stock Award" is a grant of shares of Stock or of a right to receive shares of Stock, or their cash equivalent or a combination of both, in the future.

        4.2    Restrictions on Stock Awards.    Each Stock Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive shares of Stock, or their cash equivalent or a combination of both, in the future pursuant to a Stock Award shall limit such right for a minimum of three years from the date such Stock Award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date such Stock Award is granted. Such restrictions and/or contingencies may terminate or be subject to termination before the passage of the period of time designated and/or the achievement of such performance goals only in the event of grants made in connection with the initial employment or service of a Participant, the death, disability, or retirement from or other non-cause termination of employment or service with the Company or a Related Company of the holder of such Stock Award, or in the event of a change of control, as defined in the terms of such Stock Award, of the Company or a Related Company. Any unrestricted grant of shares of Stock pursuant to a Stock Award shall be made only in lieu of salary or bonus that otherwise would be payable by the Company or a Related Company.

SECTION 5—CASH AWARDS

        5.1    Definition.    A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been pre-established by the Committee.

        5.2    Restrictions on Cash Awards.    Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a period of time determined by the Committee. The maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $3,000,000.

SECTION 6—PERFORMANCE AWARDS

        6.1    Definition.    A "Performance Award" is an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more performance goals.

        6.2    Restrictions on Performance Awards.    Performance Awards not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine. Performance Awards granted under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code ("Qualified Performance Awards") shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Committee. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on any one or more of the following measures: (a) earnings before or after interest, taxes, depreciation and amortization; (b) earnings per share; (c) stock price performance; (d) net income (before or after taxes); (e) cash flow; (f) total shareholder return; (g) revenue growth; (h) return on equity or on assets or on net investment; (i) profit returns and margins and (j) working capital or cost containment or reduction. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i) as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing performance goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation pursuant to a Qualified Performance Awards, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

SECTION 7—OPERATION AND ADMINISTRATION

        7.1    Effective Date and Duration.    Subject to its approval by the stockholders of the Company at the Company's 2003 annual meeting of stockholders, the Plan shall be effective as of March 4, 2003 (the "Effective Date"); provided, however, that, to the extent Awards are made under the Plan prior to its approval by stockholders, they shall be contingent on approval of the Plan by the stockholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the plan on a date that is more than ten years from the date the Plan is approved by stockholders.

        7.2    Shares Subject to Plan.

    (a)
    (i) Subject to the following provisions of this subsection 7.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (I) 6,000,000 shares of Stock; (II) any shares of Stock available for future awards under the GlobalSantaFe 1998 Stock Option and Incentive Plan, the GlobalSantaFe 2001 Long-Term Incentive Plan and the GlobalSantaFe 2001 Non-Employee Director Stock Option and Incentive Plan, (the "Prior Plans") as of the Effective Date; and (III) any shares of Stock represented by awards granted under the Prior Plans that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

    (ii)
    Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (iii)
    If the Exercise Price or other purchase price of any stock option or other award granted under the Plan or the Prior Plans is satisfied by tendering shares of Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation resulting from the settlement of any such option or other award is satisfied by tendering or withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (iv)
    Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity or an interest in another entity.

  (b)
  Subject to paragraph (c) of this subsection 7.2, the following additional maximums are imposed under the Plan.

  (i)
  The entire number of shares of Stock that may be issued pursuant to the Plan may be issued as Incentive Stock Options.

  (ii)
  The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4 (relating to Stock Awards) shall be 500,000 shares.

  (iii)
  The maximum number of shares of Stock that may be covered by Awards granted to any one employee during any one calendar year pursuant to this Plan shall be 400,000 shares. The maximum number of shares of Stock that may be covered by

      Awards granted to any one Non-Employee Director during any one calendar year pursuant to this Plan shall be 25,000 shares.

  (c)
  In the event of a corporate transaction involving the Company (including without limitation any stock divided, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Award limits set forth in paragraph (b) of subsection 7.2; and (iv) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

        7.3    Limit on Distribution.    Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a)
  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

  (b)
  To the extent that the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        7.4    Tax Withholding.    Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company, or the Company or any Related Company may withhold from any payments due or becoming due to the recipient, an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares; provided, however, that, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, or the Company may accept delivery of shares of Stock with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirement, excluding any shares deemed unacceptable for any reason by the Committee. Whenever under the Plan payments are to be made to a Participant or beneficiary in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements. At the discretion of the Committee, the terms and conditions of any Award may provide for a cash payment to a Participant equal to any tax the Participant must pay in connection with the settlement of the Award and/or the disposition of Stock received upon settlement of the Award. If no provision is made in an Award regarding excise taxes on golden parachute payments under Section 280G of the Code, then payments under the Plan will be capped to avoid imposition of the excise tax and loss of deduction.

        7.5    Shares as Payment.    Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock, valued at their Fair Market Value, as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

        7.6    Dividends and Dividend Equivalents.    An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        7.7    Payments.    Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards (subject to the restrictions described in subsection 1.2), or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

        7.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable. The transfer restrictions in this Section 7.8 shall not apply to:

  (i)
  transfers to the Company,

  (ii)
  the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; provided that, no transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer,

  (iii)
  transfers pursuant to a domestic relations order,

  (iv)
  permitted transfers or exercises on behalf of the Participant by his or her legal representative, if the Participant has suffered a disability,

  (v)
  the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee, or

  (vi)
  if permitted by the Committee in the applicable Agreement, a transfer by the Participant to (i) the children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests. Subsequent transfers of a transferred Award shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided in the applicable Agreement, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant as specified in the Agreement.

        7.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made and delivered to the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        7.10    Agreement With Company.    At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Committee may prescribe in its sole discretion.

        7.11    Limitation of Implied Rights.

  (a)
  Neither a Participant nor any other person shall by reason of the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

  (b)
  The Plan does not constitute a contract of employment, and selection as a Participant and/or the grant or an Award will not give any employee the right to be retained in the employ of the Company or any Related Company, the right to receive any future Award under the Plan, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such right.

        7.12    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent, reliable, and signed, made or presented by the proper party or parties.

        7.13    Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duty authorized to act for the board, or, except to the extent prohibited by applicable law or applicable rules of any stock exchange, by a duly authorized officer of the company.

        7.14    Separate Fund.    Neither the Company, the Board or the Committee has any obligation to create a separate fund for the performance of any cash payment obligation under the Plan, but any or all of them may, at their own discretion, create trust funds or similar arrangements for such purpose.

        7.15    Liability for Cash Payments.    Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

SECTION 8—COMMITTEE

        8.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") or, as applicable, the Board, in accordance with this Section 8.

        8.2    Selection and Composition of Committee.    The Committee shall be selected by the Board and shall consist of two or more members of the Board who are not employees of the Company or a Related Company.

        8.3    Powers of Committee.    The authority to manage and control the operation and administration of the Plan with respect to awards to employees or consultants shall be vested in the Committee, subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the same restrictions imposed upon the Board by Section 8, to amend, cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

  (b)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m) and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c)
  The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

  (d)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (e)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is conclusive, final and binding.

  (f)
  At its discretion, the Committee may terminate or suspend the granting of Awards under the Plan at any time or from time to time.

  (g)
  In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        8.4    Powers of the Board.    Notwithstanding any Plan provision to the contrary, the Board shall have the same powers, duties, and authority to administer the Plan with respect to Awards granted to Non-Employee Directors as the Committee retains with respect to Awards granted to employees and consultants as described in subsection 8.3 and other applicable Plan provisions.

        8.5    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee or the Board may allocate all or any part of their respective responsibilities and powers to any one or more of their respective members and may delegate all or any part of its responsibilities and powers to any person or persons. Any such allocation or delegation may be revoked by the Committee or the Board, as applicable, at any time.

        8.6    Information to be Furnished to Committee.    The Company and Related Companies shall furnish the Committee or the Board, as applicable, with such data and information as may be required for it to discharge their respective duties. The records of the Company and Related Companies as to an employee's or Participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, re-employment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee or the Board, as applicable, considers desirable to carry out the terms of the Plan.

        8.7    Duplicated Signatures.    At their discretion, the Committee or the Board, as applicable, may accept a duplicated signature on any document, whether faxed, photocopied or otherwise duplicated, which will be effective to the same extent as an original signature unless there is a showing of fraud or other wrongdoing, the burden of making such showing being on the person asserting such fraud or wrongdoing.

SECTION 9—AMENDMENT AND TERMINATION

        The Board may at any time amend, suspend or terminate the Plan, provided that, subject to subsection 7.2 (relating to certain adjustments to shares), no amendment or termination may in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, the Committee may amend the Plan by its own action if any such amendment is necessary for the Plan to meet applicable legal requirements or if the amendment does not materially increase the Plan costs nor substantially modify the eligibility, vesting or benefit provisions of the Plan. To the extent required by applicable law or the requirements of the principal national exchange on which the Stock is listed, a Plan amendment shall be subject to shareholder approval.

Appendix B

GLOBALSANTAFE

EMPLOYEE SHARE PURCHASE PLAN

(As Amended and Restated Effective March 4, 2003)

        1.    Purpose.    The GlobalSantaFe Corporation Employee Share Purchase Plan (the "Plan"), formerly the Santa Fe International Corporation 1997 Employee Share Purchase Plan, was established effective June 13, 1997 by GlobalSantaFe Corporation, formerly Santa Fe International Corporation (the "Company") for the purpose of furnishing to eligible employees an incentive to advance the best interests of the Company by providing a formal program whereby they voluntarily may purchase Ordinary Shares of the Company at a favorable price and upon favorable terms.

        2.    Eligibility.

  (a)
  Subject to Section 2(b), all employees of the Company and those employees who are employed by the subsidiaries of the Company listed on Exhibit A (which may be amended by the Benefits Executive Committee) shall be eligible to participate in the Plan.

  (b)
  No option shall be granted under the Plan to an employee if (1) such employee, immediately after the option is granted, owns shares (as defined by Sections 423(b)(3) and 425(d) of the Internal Revenue Code of 1986, as amended) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any of its subsidiaries, (2) such employee is not permitted to participate in the Plan pursuant to the applicable law of a foreign jurisdiction, (3) suspension is required pursuant to Section 401(k) of the Internal Revenue Code of 1986 because of a hardship withdrawal from a plan described in Section 401(k), (4) such employee's customary employment is 20 hours a week or less, (5) such employee has not been employed for 90 days, or (6) such employee's customary employment is not for more than five months in any calendar year.

          Notwithstanding the foregoing, with respect to Sections 2(b)(4) and 2(b)(6) above, no employee of the Company or of the subsidiaries which have adopted this Plan, shall be denied eligibility to participate in this Plan on the basis of the criteria set forth therein, if such denial of eligibility would result in the violation of any local law, statute or regulation applicable to such employee.

        3.    Shares Subject to the Plan.    Subject to the provisions of Section 10 (relating to adjustment upon changes in shares), the shares which may be sold pursuant to options under the Plan shall not exceed in the aggregate 2,145,000 Ordinary Shares, par value $0.01 per share, and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

        4.    Grant of Options.

  (a)
  General Statement; "date of grant"; "option period"; "date of exercise":    Following the effective date of the Plan and continuing while the Plan remains in force, the Company may offer options under the Plan to all eligible employees ("Optionees") to purchase Ordinary Shares of the Company. These options may be granted no more than once each year on a date to be determined by the Benefits Administrative Committee (each of such dates is hereinafter referred to as "date of grant"). The term of each option is 12 months (the "option period") ending on the last day of the option period (each of such dates is hereinafter referred to as "date of exercise"). The number of Ordinary Shares subject to each option shall be the quotient of the payroll deductions authorized by each participant in accordance with Section 4(b) extended for the option period divided by the "option price" of the Shares, as defined in Section 5(b), including fractions.

  (b)
  Election to Participate:    Payroll Deduction Authorization. Except as provided in Section 4(f), an eligible employee may participate in the Plan only by means of payroll deduction. Except as provided in Section 4(g), each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant a written payroll deduction authorization in a form prepared by the Company whereby he or she gives notice of his or her election to participate in the Plan as of the next following date of grant, and whereby he or she designates a stated amount to be deducted from his or her compensation on each payday and paid into the Plan for his or her account. The stated amount may not be less than a sum which will result in the payment into the Plan of at least $5.00 each period. The stated amount shall be a whole percent of "eligible compensation" (as defined in Section 4(d)) and such whole percent may not exceed 10% of such "eligible compensation"; provided further, that such amount shall not, in any event, exceed the limitation set forth in Section 423(b) of the Code. Should any amounts be deducted from an employee's "eligible compensation" in excess of the limitation set forth in Section 423(b) of the Code, such amounts shall be refunded to the employee, without interest, as soon as practicable after such deduction.

  (c)
  Changes in Payroll Authorization.    Except as provided in Section 6, the payroll deduction authorization referred to in Section 2(b) may not be changed during the option period.

  (d)
  "Eligible Compensation" Defined.    The term "eligible compensation" means regular base rate of pay as determined by the Company (prior to any reductions for Section 401(k) or Section 125 plans) on the date of grant. If an employee elects a percentage of compensation be withheld pursuant to subparagraph (b), eligible compensation shall be adjusted for any changes in such regular base rate of pay during the grant year. "Eligible compensation" does not include management incentives and bonuses, extended work-week premiums, or other special payments, fees, or allowances.

  (e)
  Limitation.    No employee shall be permitted to purchase Ordinary Shares under the Plan or under any other employee share purchase plan of the Company (other than the 1997 Long Term Incentive Plan) or of any of its subsidiaries at a rate which exceeds the maximum amount permitted under Section 423(b) of the Code in fair market value of Ordinary Shares (determined at the time the option is granted).

  (f)
  Leaves of Absence.    During leaves of absence approved by the Company and meeting the requirements of Regulation 1.421-7(h)(2) of the Internal Revenue Service, a participant may continue participation in the Plan by cash payments to the Company on his or her normal paydays equal to the reduction in his or her payroll deductions caused by his or her leave.

  (g)
  Continue Election.    A participant (i) who has elected to participate in the Plan pursuant to Section 4(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant during the calendar month next preceding any such respective date of grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he or she made such election to participate.

        5.    Exercise of Options.

  (a)
  General Statement.    Each eligible employee who is a participant in the Plan automatically and without any act on his or her part will be deemed to have exercised his or her option on each date of exercise to the extent that the cash balance then in his or her account under the Plan is sufficient to purchase at the "option price" (as defined in Section 5(b)) whole and fractional Ordinary Shares.

  (b)
  "Option Price" Defined.    The option price per Ordinary Share to be paid by each optionee on each exercise of his or her option shall be equal to 85% of the fair market value of the Ordinary Shares subject to the Plan on the date of exercise or on the date of grant, whichever amount is lesser. Fair market value of the Ordinary Shares on the date of exercise or, as the case may be, on the date of grant shall be the per share price of the last sale of such Ordinary Shares on the Composite Tape prior to such date.

  (c)
  Delivery of Share Certificates.    Upon date of exercise, the Company shall deliver to the Company's transfer agent, as custodian, a certificate representing the total number of whole shares of the Ordinary Shares respecting exercised options in the aggregate (for both whole and fractional shares) of all the eligible employees hereunder. Any remaining amount representing a fractional share which may not be certificated shall be carried forward to the next exercise date for certification as part of a whole share or the cash value of such fractional share shall be deposited in the individual participant's Company share account. Such custodian shall keep accurate records of the beneficial interests of each eligible employee in each such certificate by means of a Company share account, and shall provide each eligible employee with quarterly statements reflecting all activity in such Company share account. As soon as practicable following a participant's termination of employment with the Company for any reason, or earlier written request, the custodian shall deliver to such participant a certificate issued in his or her name representing the aggregate whole number of Ordinary Shares purchased pursuant to the exercise of such participant's options under the Plan. At the time of distribution of such certificate, any fractional share in such participant's Company share account shall be converted to cash which shall be refunded to such participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. The inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his or her account.

        6.    Withdrawal from the Plan.    Any participant may withdraw in whole from the Plan at any time. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal on a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the cash balance in his or her account under the Plan; and thereupon, automatically and without any further act on his or her part, his or her payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate. A participant shall be deemed to have withdrawn from the Plan if he no longer meets the eligibility requirements for participation set forth in Section 2(b).

        7.    Termination of Employment.

  (a)
  Termination Other than by Involuntary Temporary Layoff, Total Disability, Retirement or Death.    If the employment of a participant terminates other than by "Involuntary Temporary Layoff" as defined in this Section 7, retirement as described in Section 7, total disability (as determined by the Company) or death, his or her participation in the Plan shall automatically and without any act on his or her part terminate as of the date of the termination of his or her employment. The Company shall thereafter promptly refund to the participant the amount of the cash balance in his or her account under the Plan, and thereupon such participant's interest in the unexercised options under the Plan shall terminate.

  (b)
  Termination by Retirement, Involuntary Temporary Layoff or Total Disability.    If, on or after the day that is three months before the date of exercise, a participant suffers an Involuntary

    Temporary Layoff, is terminated by the Company as a result of total disability or retires on or after his or her Normal, Early or Late Retirement Date (as such terms are defined in the Pension Plan for the employees of the Company), the participant may in conjunction with such Involuntary Temporary Layoff, retirement or termination on account of total disability, by written notice to the Company, exercise his or her options. In such event the Company shall retain the cash balance in the participant's account under the Plan and apply such balance on the date of exercise to the purchase at the option price of Ordinary Shares, including fractions. Alternatively the participant may at that time by written notice to the Company, request payment of the cash balance in his or her account under the Plan, in which event the Company shall promptly make such payment to the participant and thereupon the participant's interest in unexercised options under the Plan shall terminate. If the participant elects to exercise his or her option, the date of exercise for the purpose of computing the amount of the purchase price of the Ordinary Shares shall be the date of exercise as set forth in Section 4(a).

          If a participant suffers an Involuntary Temporary Layoff, is terminated by the Company on account of a total disability or retires prior to the day that is three months before the date of exercise, the Company promptly will pay the balance of the participant's account under the plan to him or her and thereupon the participant's interest in the unexercised options under the Plan shall terminate.

          For purposes of this Section 7 the term "Involuntary Temporary Layoff" shall mean an involuntary termination of employment, initiated by the Company, in which termination results solely from a temporary cessation of operations, but only if the affected employee is expected to return to work within 180 days of such layoff.

  (c)
  Termination by Death.    If the employment of a participant is terminated by his or her death on or after three months before the date of exercise, the executor of his or her will or the administrator of his or her estate by written notice to the Company may either (i) exercise his or her option as of the date of his or her death, in which event the Company shall apply the cash balance in his or her account under the Plan at that time to the purchase at the option price of the Ordinary Shares, including fractions, or (ii) request payment of the cash balance in his or her account under the Plan at that time, in which event the Company promptly shall make such payment, and thereupon his or her interest in unexercised options under the Plan shall terminate. If the option is exercised, the date of exercise for the purpose of computing the amount of the purchase price of the Ordinary Shares shall be the date of exercise set forth in Section 4(a). If the Company does not receive such notice within 90 days of the participant's death, the participant's representative shall be conclusively presumed to have elected alternative (ii) above and requested the payment of the cash balance of his or her account.

          If the employment of the participant is terminated by his or her death prior to the day that is three months before the date of exercise, the Company promptly will pay the balance of the participant's account under the Plan to him or her and thereupon his or her interest in the unexercised options under the Plan shall terminate.

        8.    Restriction Upon Assignment.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by him or her. An option may not be exercised to any extent except by the Optionee. The Company will not recognize and shall be under no duty to recognize assignment or purported assignment by an Optionee of his or her option or of any rights under his or her option.

        9.    No Rights of Shareholder Until Exercise.    With respect to Ordinary Shares subject to an option, an Optionee shall not be deemed to be a shareholder. An Optionee shall not have the rights and privileges of a shareholder until exercise of his or her options. With respect to an Optionee's beneficial interest in his or her Company share account, the custodian shall pay the Optionee any cash dividends attributable thereto as soon as practicable following the receipt thereof and shall, in accordance with procedures adopted by the custodian, facilitate the Optionee's exercise of voting rights attributable thereto.

        10.    Changes in Shares; Adjustments.    Whenever any change is made in the Ordinary Shares subject to the Plan or subject to options outstanding under the Plan, by reason of stock dividend or by reason of subdivision, combinations, or reclassification of shares, appropriate action will be taken by the Board of Directors to adjust accordingly the number of Ordinary Shares subject to the Plan and the option price and number of Ordinary Shares subject to options outstanding under the Plan.

        11.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.

        No interest will be paid to any participant or credited to his or her account under the Plan.

        12.    Amendment of Plan; Administration by the Benefits Administrative Committee.    The Board of Directors of the Company (the "Board") has the power to make any and all amendments to the Plan and may terminate the Plan. The Board reserves the right to delegate to the Benefits Executive Committee its power of amendment; provided, however, that any amendment of the Plan that requires shareholder approval must be authorized by the Board. The delegation of amendment powers may include the power to amend from time to time the subsidiaries of the Company listed in Exhibit A.

        The Benefits Administrative Committee, as established by GlobalSantaFe Corporate Services Inc., shall be the administrator of the Plan and shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan. The Benefits Administrative Committee shall have full and complete power to interpret and construe the Plan; except as required by law, its decisions shall be final and binding on all parties.

        13.    Tax Withholding.    The Benefits Administrative Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Ordinary Shares under the Plan.

EXHIBIT A

GLOBALSANTAFE CORPORATION

EMPLOYEE SHARE PURCHASE PLAN

(As Amended and Restated Effective March 4, 2003)

Employees of the following subsidiaries of the GlobalSantaFe Corporation are eligible to participate in the GlobalSantaFe Corporation Employee Share Purchase Plan, as amended, (the "Plan") subject to the requirements of the Plan:

  Applied Drilling Technology Inc.
  Challenger Minerals Inc.
  Eaton Industries of Houston, Inc.
  GlobalSantaFe Corporate Services Inc.
  GlobalSantaFe C.R. Luigs Limited
  GlobalSantaFe Drilling Company
  GlobalSantaFe GOM Services Inc.
  GlobalSantaFe International Drilling Corporation
  GlobalSantaFe North Sea Limited
  GlobalSantaFe Drilling U.K. Limited
  GlobalSantaFe West Africa Drilling Limited
  Intermarine Services Inc.
  GlobalSantaFe International Services Inc.
  GlobalSantaFe Onshore Services Limited
  GlobalSantaFe Offshore Services Inc.

[GLOBALSANTAFE LOGO]

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Holder Account Number C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual General Meeting Proxy Card

A Election of Class III Directors		☒ Mark your vote in the box as shown in this example.
1.
The Board of Directors recommends that the shareholders vote FOR the listed nominees as Class III directors until the annual general meeting of shareholders to be held in 2006 or until their successors have been duly qualified.
	For	Withhold
01 - Thomas W. Cason	☐	☐
02 - Jon A. Marshall	☐	☐
03 - Maha A. R. Razzuqi	☐	☐
04 - Carroll W. Suggs	☐	☐

B Issues

The Board of Directors recommends that the shareholders vote FOR each of the following proposals.

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the GlobalSantaFe 2003 Long-Term Incentive Plan.	☐	☐	☐	4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
		For	Against	Abstain
3.	Proposal to approve an amendment and restatement of the GlobalSantaFe Employee Share Purchase Plan.	☐	☐	☐	The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

1 U P X    HHH P P P P    0019131            +

Proxy

GlobalSantaFe Corporation
15375 Memorial Drive
Houston, Texas 77079-4101 U.S.A.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Jon A. Marshall, W. Matt Ralls and James L. McCulloch as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the ordinary shares held of record by the undersigned as of the close of business on March 17, 2003, at the annual general meeting of shareholders to be held at 15375 Memorial Drive, Houston, Texas 77079-4101 U.S.A. on May 6, 2003 at 9:00 a.m. Central Time, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

The Board of Directors recommends that the shareholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
YOUR VOTE IS IMPORTANT
PROXIES AND VOTING AT THE MEETING
ELECTION OF DIRECTORS
Nominees For Terms Expiring in 2006
Continuing Directors With Terms Expiring in 2005
Continuing Directors With Terms Expiring in 2004
Director With Term Expiring in 2003
BOARD COMMITTEES
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES
PENSION PLAN TABLE
EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS
CUMULATIVE TOTAL SHAREHOLDER RETURN
5-Year Total Shareholder Return GlobalSantaFe vs. S&P 500 and an Industry Peer Group
APPROVAL OF GLOBALSANTAFE 2003 LONG-TERM INCENTIVE PLAN, INCLUDING PERFORMANCE MEASURES TO BE USED FOR CERTAIN PERFORMANCE-BASED COMPENSATION
Certain Federal Income Tax Consequences of Awards Under the 2003 Incentive-Plan
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EMPLOYEE SHARE PURCHASE PLAN
Certain U.S. Federal Income Tax Consequences of Awards Under Share Purchase Plan
EQUITY COMPENSATION PLAN INFORMATION
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CHARTER PROVISIONS RELATING TO CORPORATE OPPORTUNITIES AND INTERESTED DIRECTORS
OTHER MATTERS
METHODS OF VOTING
  Appendix A
  Appendix B